Exhibit 10.2

Confidential

INVESTOR RIGHTS AGREEMENT

by and between

SHENANDOAH TELECOMMUNICATIONS COMPANY

and

lif vISTA, LLC

Dated as of April 1, 2024

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This INVESTOR RIGHTS AGREEMENT, dated as of April 1, 2024 (this “Agreement”), is made and entered into by and between Shenandoah Telecommunications Company, a Virginia corporation (the “Company”), and the Investor signatory hereto (the “Investor”).

RECITALS

WHEREAS, pursuant to the Merger Agreement (as defined in Section 1), concurrently with the Closing (as defined in Section 1), the Company will acquire all of the equity interests of the Target Company (as defined in Section 1);

WHEREAS, at the Closing, all of the Class A Units of the Target Company held by the Investor will be converted into the right to receive the Acquired Shares (as defined in Section 1); and

WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Merger Agreement.

NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

Section 1.               Definitions.

“2024 Stockholders Meeting” means the annual shareholders meeting of the Company occurring in calendar year 2024, whether such meeting occurs before or after the date hereof.

“Acquisition” means the acquisition by the Company, directly or indirectly through one of its wholly owned Subsidiaries, of the Target Company, as contemplated by the Merger Agreement.

“Acquired Shares” means the 4,100,375 shares of Common Stock issued to the Investor at the Closing.

“Activist Shareholder” means as of any date of determination, a Person (other than the Investor and its Affiliates) that has, directly or indirectly through its Affiliates, whether individually or as a member of a “group” (as defined in Section 13(d)(3) of the Exchange Act), within the three (3)-year period immediately preceding such date of determination (i) called or publicly sought to call a meeting of the stockholders or other equityholders of any Person not publicly approved (at the time of the first such action) by the board of directors or similar governing body of such Person, (ii) publicly initiated any proposal for action by stockholders or other equityholders of any Person initially publicly opposed by the board of directors or similar governing body of such Person, (iii) publicly sought election to, or to place a director or representative on, the board of directors or similar governing body of a Person, or publicly sought the removal of a director or other representative from such board of directors or similar governing body, in each case which election or removal was not recommended or approved publicly (at the time such election or removal is first sought) by the board of directors or similar governing body of such Person, (iv) made, engaged in or been a participant in any “solicitation” of “proxies”, as such terms are used in the proxy rules of the SEC promulgated under Section 14 of the Exchange Act, with respect to the matters set forth in clauses (i) through (iii), or (v) publicly disclosed any intention, plan or arrangement to do any of the foregoing. For the avoidance of doubt, neither the Investor nor its Permitted Transferees (or its Affiliates) are Activist Shareholders.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided, that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately. For the avoidance of doubt, for purposes of this Agreement, the Investor (or any other Person) shall at all times be deemed to have beneficial ownership of the Common Stock directly or indirectly held by it, irrespective of any restrictions on voting contained in this Agreement.

“Affiliate” (and its correlated meanings such as “Affiliated”) means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, (i) that the Company and its Subsidiaries, on the one hand, and the Investor or any of its Affiliates, on the other hand, shall not be deemed to be Affiliates of each other and (ii) the Investor Directors shall not be deemed to be Affiliates of the Investor, the Company or any of the Company’s Subsidiaries. For this purpose, “control” (including its correlative meanings, “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Beneficial Ownership Requirement” means that the Investor, together with any of its Affiliates, continues to beneficially own at all times shares of Common Stock that represent (in the aggregate) at least 5.0% of the Issued and Outstanding Common Stock.

“Blackout Commencement Notice” has the meaning set forth in Section 10(b)(i).

“Blackout Period” has the meaning set forth in Section 10(b)(iv).

“Blackout Termination Notice” has the meaning set forth in Section 10(b)(iv).

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Board” means the Board of Directors of the Company.

“Charter Documents” means the Company’s articles of incorporation and bylaws, each as amended to the date of this Agreement.

“Class A Units” means the Class A Units of the Target Company.

“Closing” means the consummation of the transactions contemplated by the Merger Agreement.

“Closing Date” means the date on which the Closing occurs.

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“Common Stock” means the common stock, no par value, of the Company, and any successor securities resulting from any reclassification, combination or other similar event with respect thereto.

“Company” has the meaning set forth in the Preamble.

“Company Indemnified Person” means each of the following Persons: (a) the Company; (b) any Affiliate of the Company; (c) any Representative of the Company or its Affiliates; (d) each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and (e) each successor of the foregoing Persons.

“Company Registration Expenses” means all fees and expenses incurred by the Company in connection with its obligations pursuant to Section 7, 8, 9 or 11 (regardless of whether any Registration Statement is filed or becomes effective under the Securities Act or whether any Demand Underwritten Offering or Piggyback Underwritten Offering is consummated), including the following, to the extent applicable: (a) registration, qualification or filing fees of the SEC, the Financial Industry Regulatory Authority, Inc. or state securities or “blue sky” regulatory agencies; (b) fees incurred in connection with the listing, or the maintaining of any listing, of any Registrable Securities on any national securities exchange or inter-dealer quotation system; (c) the fees and disbursements of counsel for the Company or of any independent accounting firm for the Company; and (d) the reasonable and documented fees and out-of-pocket expenses of a single Designated Holder Counsel incurred in connection with the General Resale Registration Statement, a single Designated Holder Counsel incurred in connection with any Demand Underwritten Offering, or a single Designated Holder Counsel incurred in connection with any Piggyback Underwritten Offering; provided, however, that Company Registration Expenses will not include (i) any fees, expenses or disbursements of any counsel for any Holder, except fees and expenses of any Designated Holder Counsel that constitute Company Registration Expenses pursuant to clause (d) above; or (ii) any underwriting, brokerage or similar fees or discounts or selling commissions, or any stock transfer taxes (or any other taxes borne by any Holder), incurred in connection with the sale or other transfer of any Registrable Securities.

“Company Trading Policy” means the insider trading policy of the Company, as the same is in effect on the date hereof and any subsequent amendments, supplements, waivers or other modifications thereto, but not giving effect to any provisions in such amendments, supplements, waivers or modifications, if any, that expand the trading restrictions applicable to Investor Directors or its affiliates or related parties unless, and only to the extent, required by applicable securities laws.

“Competitor” means any Person set forth on set forth in Exhibit C.

“Demand Underwriting Registration Notice” has the meaning set forth in Section 8(a).

“Demand Underwriting Registration Statement” means each registration statement under the Securities Act that is designated by the Company for the registration, under the Securities Act, of any Demand Underwritten Offering pursuant to Section 8. For the avoidance of doubt, the Demand Underwriting Registration Statement may, at the Company’s election, be the General Resale Registration Statement.

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“Demand Underwriting Registration Statement Documents” means any Demand Underwriting Registration Statement, all pre- and post-effective amendments thereto, the related prospectus (including any preliminary prospectus), all supplements to such prospectus (including any preliminary prospectus supplements), the documents incorporated by reference in any of the foregoing and each related “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act).

“Demand Underwritten Offering” has the meaning set forth in Section 8(a).

“Demand Underwritten Offering Designated Holder Counsel” has the meaning set forth in Section 8(b)(iii).

“Demand Underwritten Offering Holder Representative” has the meaning set forth in Section 8(b)(ii).

“Demanding Notice Holders” has the meaning set forth in Section 8(a).

“Depositary” means The Depository Trust Company or any other entity acting as securities depositary for any of the Registrable Securities.

“Designated Holder Counsel” has the following meaning: (a) with respect to the General Resale Registration Statement, a single counsel that is designated and appointed, by one or more Notice Holders owning a majority of the Registrable Securities to be registered for resale pursuant to such General Resale Registration Statement (with written notice of such designation and appointment to the Company by such Notice Holders), to serve as counsel for all Notice Holders in respect of the General Resale Registration Statement (which counsel, as of the date of this Agreement, is hereby designated by the Notice Holders to be Greenberg Traurig, LLP); (b) with respect to any Demand Underwritten Offering, the Demand Underwritten Offering Designated Holder Counsel designated for such Demand Underwritten Offering pursuant to Section 8(b)(iii); and (c) with respect to any Piggyback Underwritten Offering, a single counsel that is designated and appointed, by one or more Notice Holders owning a majority of the Registrable Securities to be sold pursuant to such Piggyback Underwritten Offering (with written notice thereof to the Company by such Notice Holders), to serve as counsel for such Notice Holders in respect of such Piggyback Underwritten Offering (which counsel, as of the date of this Agreement, is hereby designated by the Notice Holders to be Greenberg Traurig, LLP).

“ECP Investment” means the transactions contemplated by the Investment Agreement, dated as of October 24, 2023, by and among the Company, Shentel Broadbrand and the ECP Investor.

“ECP Investor” means, collectively, Hill City Holdings, LP, a Delaware limited partnership, and ECP Fiber Holdings, LP, a Delaware limited partnership.

“ECP Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and between the Company and ECP Investor.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

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“Exchangeable Preferred” means the Series A Participating Exchangeable Perpetual Preferred Stock of Shentel Broadband.

“Fall-Away of Investor Rights” means the first day on which the Investor no longer meets the Beneficial Ownership Requirement.

“Form S-3” means Form S-3 under the Securities Act, or any successor form thereto.

“General Primary Registration Statement” has the meaning set forth in Section 9(e).

“General Resale Registration Statement” means each registration statement under the Securities Act that is filed pursuant to Section 7 for the purposes set forth therein.

“General Resale Registration Statement Documents” means any General Resale Registration Statement, all pre- and post-effective amendments thereto, the related prospectus (including any preliminary prospectus), all supplements to such prospectus (including any preliminary prospectus supplements), the documents incorporated by reference in any of the foregoing and each related “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act).

“General Resale Registration Statement Effectiveness Deadline Date” means the date that is six (6) months after the date hereof.

“General Resale Registration Statement Effectiveness Period” means the period that (a) begins on, and includes, the earlier of (i) the General Resale Registration Statement Effectiveness Deadline Date; and (ii) the first date the General Resale Registration Statement is effective under the Securities Act; and (b) ends on the first date when no Registrable Securities are outstanding.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission, tribunal, arbitrator or authority or other legislative, executive or judicial governmental official or entity (in each case including any self-regulatory organization), whether U.S. federal, state or local, foreign or multinational.

“Holder” means, subject to Section 17, any Person that beneficially owns any Registrable Securities. For these purposes, a Person will be deemed to beneficially own any Registrable Securities issuable upon exchange of any other securities beneficially owned by such Person.

“Holder Indemnified Person” means each of the following Persons: (a) any Holder; (b) any Affiliate of any Holder; (c) Representative of any Holder or its Affiliates; (d) each Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and (e) each successor of the foregoing Persons.

“Holder Information” means, with respect to any Holder, any information furnished in writing by or on behalf of such Holder to the Company expressly for use in any Registration Statement Document (including information in any Notice and Questionnaire delivered by such Holder to the Company).

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“Indemnified Person” means any Company Indemnified Person or Holder Indemnified Person.

“Indemnifying Party” has the meaning set forth in Section 14(c)(i).

“Initial Notice and Questionnaire Deadline Date” means the date that is ten (10) calendar days before the first date that the relevant General Resale Registration Statement becomes effective under the Securities Act.

“Investor” has the meaning set forth in the Preamble.

“Investor Designee” means an individual designated in writing by the consent of the Investor Parties to be appointed or nominated by the Company for election to the Board pursuant to Section 3, as applicable.

“Investor Director” means a member of the Board who was appointed or elected to the Board as an Investor Designee.

“Investor Parties” means the Investor and each Permitted Transferee of the Investor to whom shares of Common Stock are transferred pursuant to Section 5(b)(i). “Issued and Outstanding Common Stock” means, as of any particular date, issued and outstanding of shares of Common Stock; provided, that, for the avoidance of doubt, any reserved or issued but unexercised convertible securities of the Company (including, but not limited to, options, warrants and convertible preferred stock, including the Exchangeable Preferred) shall not be considered issued and outstanding shares of Common Stock.

“Loss” means any loss, damage, expense, liability or claim (including reasonable costs of investigating or defending, and reasonable attorney’s fees and disbursements in connection with, the same).

“Lock-Up Period” means the period commencing on the Closing Date and ending on the one (1)-year anniversary of the Closing Date.

“Managing Underwriters” means, with respect to any Demand Underwritten Offering or Piggyback Underwritten Offering, one or more registered broker-dealers that are designated in accordance with this Agreement to administer such offering.

“Material Disclosure Defect” has the following meaning with respect to any document: (a) if such document is of the type as to which the provisions of Section 11 of the Securities Act are applicable, that such document contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (b) in all other cases, that such document includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

“Maximum Successful Underwritten Offering Size” means, with respect to any Demand Underwritten Offering or Piggyback Underwritten Offering, the maximum number of securities that may be sold in such offering without adversely affecting the success of such offering, as advised by the Managing Underwriters for such offering to the Company and, in the case of a Demand Underwritten Offering, the applicable Demand Underwritten Offering Holder Representative.

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“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of October 24, 2023, by and among the Company, the Investor and the other parties thereto in respect of the Acquisition.

“Nasdaq” means The Nasdaq Stock Market.

“Non-Holder Securities” means any securities of the Company, or of any Person other than any Holder, to be included in any Demand Underwritten Offering or Piggyback Underwritten Offering, as applicable.

“Notice and Questionnaire” means a duly completed and executed Notice and Questionnaire substantially in the form set forth in Exhibit A.

“Notice Holder” means, subject to Section 17, a Holder that has delivered a Notice and Questionnaire to the Company.

“Offering Launch Time” means, with respect to a Demand Underwritten Offering or Piggyback Underwritten Offering, the earliest of (a) the first date a preliminary prospectus (or prospectus supplement) for such offering is filed with the SEC; (b) the first date such offering is publicly announced; and (c) the date a definitive agreement is entered into with the Managing Underwriters respect to such offering.

“Other Holder” means any Person, other than the Company or any Holder, exercising piggyback rights in a Piggyback Underwritten Offering.

“Permitted Transferee” means (i) any Affiliate of the Investor, (ii) any successor entity of any Investor Party or (iii) any investment fund, vehicle, holding company or similar entity for separately managed accounts with respect to which the Investor or any of its Affiliates serves as a general partner, managing member, manager or advisor, or any successor entity of the Persons described in this clause (iii) for so long as the Investor continues to retain sole control of the voting and disposition of the Acquired Shares (for clarity, it being understood that at such time the Investor no longer retains such sole control, that such event shall constitute a Transfer to a Person who is not a Permitted Transferee) provided, however, that in no event shall (x) any “portfolio company” (as such term is customarily used in the private equity industry) or (y) any Competitor or Activist Shareholder (whether or not an Affiliate of any Investor Party) constitute a “Permitted Transferee.”.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Agreement.

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“Piggyback Registration Statement” means each registration statement under the Securities Act that registers any Piggyback Underwritten Offering that includes any Registrable Securities pursuant to Section 9.

“Piggyback Registration Statement Documents” means any Piggyback Registration Statement, all pre- and post-effective amendments thereto, the related prospectus (including any preliminary prospectus), all supplements to such prospectus (including any preliminary prospectus supplements), the documents incorporated by reference in any of the foregoing and each related “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act).

“Piggyback Right” has the meaning set forth in Section 9.

“Piggyback Underwritten Offering” means a firmly underwritten public offering of the Common Stock that is registered under the Securities Act and pursuant to which the Company or other selling stockholders sell Common Stock to one or more underwriters for reoffering to the public for cash; provided, however, that the following will not constitute a Piggyback Underwritten Offering: (a) any Demand Underwritten Offering or any “Demand Underwritten Offering” as defined in the ECP Registration Rights Agreement; (b) any “at-the-market” offering pursuant to which Common Stock is sold from time to time into an existing market at prices then prevailing; and (c) the filing or effectiveness of any registration statement under the Securities Act for one or more offerings on a continuous or delayed basis pursuant to Rule 415 under the Securities Act (including “unallocated” or “kitchen sink” registration statements), or any amendment to such a registration statement; provided no firmly underwritten public offering of the type referred to in this definition is contemplated at the time of such filing or effectiveness.

“Piggyback Underwritten Offering Notice” has the meaning set forth in Section 9(a)(i).

“Piggyback Underwritten Offering Notice Deadline Date” means, with respect to any Piggyback Underwritten Offering, the seventh (7th) Business Day before the date of the Offering Launch Time for such Piggyback Underwritten Offering; provided, however, that if a new registration statement that is not an “automatic registration statement” (as defined in Rule 405 under the Securities Act) will be filed for such Piggyback Underwritten Offering, then the Piggyback Underwritten Offering Notice Deadline Date will instead be the fifth (5th) Business Day before the date such registration statement is initially filed with the SEC; provided, further, that if an “organizational” or similar meeting is held in connection with the commencement of the preparation for such Piggyback Underwritten Offering, then the Piggyback Underwritten Offering Notice Deadline will in no event be earlier than the date of such meeting.

“Proceeding” has the meaning set forth in Section 14(c)(i).

“Registrable Securities” means:

(a)               the Acquired Shares; and

(b)               any securities issued, distributed or otherwise delivered with respect to any Acquired Shares upon any stock dividend, reclassificiation, combination or split or other similar event;

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provided, however, that a security described in clause (a) or (b) above will cease to be a Registrable Security upon the earliest to occur of the following events:

(a)               such security ceases to be outstanding; and

(b)               such security is sold or otherwise transferred in a transaction (including, for the avoidance of doubt, a transaction that is registered under the Securities Act) following which such security ceases to be a “restricted security” (as defined in Rule 144).

“Registration Statement” means any General Resale Registration Statement, Demand Underwriting Registration Statement or Piggyback Registration Statement.

“Registration Statement Documents” means any General Resale Registration Statement Documents, Demand Underwriting Registration Statement Documents or Piggyback Registration Statement Documents.

“Representatives” means, with respect to any Person, its officers, directors, principals, partners, managers, members, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, other advisors and other representatives.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto).

“Rule 415” means Rule 415 under the Securities Act (or any successor rule thereto).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Shentel Broadband” means Shentel Broadband Holding Inc., a Delaware corporation.

“Specified Courts” has the meaning set forth in Section 24(e).

“Subsidiary” means with respect to any entity, (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by such entity, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which such entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner. As used herein, for the avoidance of doubt, the Company shall be deemed for all purposes herein to be a Subsidiary of the Company at all times.

“Target Company” means Horizon Acquisition Parent LLC.

“Tax” or “Taxes” mean all taxes, imposts, levies, duties, deductions, withholdings (including backup withholding), assessments, fees or other like assessments or charges, in each case in the nature of a tax, imposed by a Governmental Authority, together with all interest, penalties and additions imposed with respect to such amounts.

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“Tax Return” means any report, return, information return, filing, claim for refund or other information filed or required to be filed with a Governmental Authority in connection with Taxes, including any schedules or attachments thereto, and any amendments to any of the foregoing.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any shares of equity securities beneficially owned by a Person or any interest in any shares of equity securities beneficially owned by a Person; provided, however, that, notwithstanding anything to the contrary in this Agreement, a Transfer shall not include (i) the redemption or other acquisition of Common Stock by the Company or (ii) the direct or indirect transfer of any limited partnership interests or other equity interests in an Investor Party (or any direct or indirect parent entity of the Investor), including the direct or indirect transfer of any interest in (x) the managing member or similar controlling entity(ies) of the general partner or similar controlling entity(ies) of the general partner or similar controlling entity(ies) of the Investor or any of its Affiliates, (y) the general partner or similar controlling entity(ies) of the general partner or similar controlling entity(ies) of the Investor or any of its Affiliates or (z) any direct or indirect member of any managing member or similar controlling entity identified in clauses (x) or (y) (provided that if any transferor or transferee referred to in this clause (iii) ceases to be controlled (directly or indirectly) by the Person (directly or indirectly) controlling such Person immediately prior to such transfer, such event shall be deemed to constitute a “Transfer”).

“VSCA” means the Virginia Stock Corporation Act, as amended, supplemented or restated from time to time.

Section 2.               Rules of Construction. For purposes of this Agreement:

(a)               “or” is not exclusive;

(b)               “including” means “including without limitation”;

(c)               “will” expresses a command;

(d)               a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(e)               words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(f)                “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement, unless the context requires otherwise;

(g)               references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

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(h)               the exhibits, schedules and other attachments to this Agreement are deemed to form part of this Agreement.

Section 3.               Appointment of the Investor Director.

(a)               Promptly after the next annual meeting of shareholders after the date of this Agreement, the Board shall adopt resolutions that fill the current vacancy in the Director class expiring in 2025 with James DiMola. From and after the Closing Date until the date the Investor Designee is appointed to the Board, the Investor shall have the right to designate one (1) observer (including, as necessary, any substitute observer designated by the Investor) (the “Investor Observer”) who shall be entitled, subject to the limitations set forth in this Agreement and applicable Laws, to attend (in person or telephonically) all meetings of the Board and, to the extent agreed by the Board, any committees thereof in a non-voting observer capacity, and to receive copies of all notices, minutes, consents, agendas and other materials distributed to the Board and any such committee thereof; provided, however, that, if the Company believes in good faith that excluding any such materials (or portions thereof) from the Investor Observer is necessary to preserve attorney-client privilege, such materials (or portions thereof) may be withheld from the Investor Observer and the Investor Observer may be excluded from any meeting or portion thereof related to such matters upon reasonable prior notice to the Investor Observer (to the extent practicable). Except as otherwise set forth herein, the Investor Observer may participate in discussions of matters brought to the Board or any committee thereof; provided, that the Investor Observer shall have no voting rights with respect to actions taken or elected not to be taken by the Board or any committee thereof and the Investor Observer shall not owe any fiduciary duty to the Company, its Subsidiaries or the holders of any class or series of the Company securities. If the Investor Observer is unable to attend any meeting of the Board or a committee thereof, the Investor shall have the right to designate a substitute Investor Observer with written notice to the Board or such committee. For the avoidance of doubt, the Investor Observer shall cease to have any rights to attend any meetings of the Board or any of its committees upon effect of the appointment by the Company of the Investor Designee to the Board.

(b)               Beginning at the Fall-Away of Investor Rights, at the request of the Board, the Investor Director shall immediately resign, and the Investor shall cause the Investor Director immediately to resign, from the Board and any committee thereof effective as of the Fall-Away of Investor Rights, and the Investor shall no longer have any rights under this Section 3, including, for the avoidance of doubt, any designation or nomination rights under this Section 3 and any rights to designate an Investor Observer. The Investor shall provide prompt written notice to the Company upon the Fall-Away of Investor Rights.

(c)               From and after the Closing and until the Fall-Away of Investor Rights, at any annual meeting of the Company’s stockholders at which the term of the Investor Director shall expire, the Investor shall have the right to designate an Investor Designee to the Board for election to the Board at such annual meeting. The Company shall include the Investor Designee designated by the Investor in accordance with this Section 3(c) in the Company’s slate of nominees (as set forth in its relevant proxy materials) for the applicable annual meeting of the Company’s stockholders and shall recommend that the holders of Common Stock vote in favor of any such Investor Designee’s election and shall support the Investor Designee in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate. Without the prior written consent of the Investor, so long as the Investor is entitled to designate an Investor Designee for election to the Board in accordance with this Section 3, the Board shall not remove, with or without cause, the Investor Director from his or her directorship (except as required by Law or the Charter Documents).

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(d)               In the event of the death, disability, resignation or removal of the Investor Director as a member of the Board (other than resignation pursuant to Section 3(c)), the Investor, if the Investor is entitled to nominate a director pursuant to this Section 3, may designate an Investor Designee to replace such Investor Director and, subject to Section 3(e) and any applicable provisions of the VSCA, the Company shall cause such Investor Designee to fill such resulting vacancy.

(e)               The Company’s obligations to have any Investor Designee elected to the Board or any committee thereof or nominate any Investor Designee for election as a director at any meeting of the Company’s stockholders pursuant to this Section 3, as applicable, shall in each case be subject to such Investor Designee being reasonably acceptable to the Board (provided that James DiMola shall be deemed reasonably acceptable to the Board, but shall be subject to the following clauses (i)-(iii)) and, unless the Company otherwise consents, must (i) qualify as an independent director pursuant to applicable listing standards, SEC rules and publicly disclosed standards used by the Board in determining independence of the Company’s directors, (ii) meet all other qualifications required for service as a director under the Company’s bylaws, corporate governance guidelines and stock exchange rules regarding service as a director of the Company and (iii) be subject to the same guidelines and policies applicable to the Company’s other directors; provided, however, that neither an Investor Designee’s relationship with the Investor or its Affiliates (or any other actual or potential lack of independence resulting therefrom) nor the ownership by the Investor of any shares of Common Stock, shall, in and of itself, be considered to disqualify such Investor Designee from becoming a member of the Board pursuant to this Section 3. The Investor will cause each Investor Designee to make himself or herself reasonably available for interviews and to consent to such reference and background checks or other investigations as the Board may reasonably request to determine the Investor Designee’s eligibility and qualification to serve as a director of the Company. No Investor Designee shall be eligible to serve on the Board if he or she has been involved in any of the events enumerated under Item 2(d) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act, is a “Bad Actor” as defined in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act or is subject to any Judgment prohibiting service as a director of any public company. As a condition to any Investor Designee’s election to the Board or nomination for election as a director of the Company at any meeting of its stockholders, the Investor and the Investor Designee (as applicable) must provide to the Company:

(i)                 all information reasonably requested by the Company that is required to be or is customarily disclosed for directors, candidates for directors and their respective Affiliates and Representatives in a proxy statement or other filings in accordance with applicable Law, any stock exchange rules or listing standards or the Charter Documents or corporate governance guidelines, in each case, relating to the Investor Designee’s election as a director of the Company or the Company’s operations in the ordinary course of business;

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(ii)              all information reasonably requested by the Company in connection with assessing eligibility and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, in each case, relating to the Investor Designee’s nomination or election, as applicable, as a director of the Company or the Company’s operations in the ordinary course of business; and

(iii)            an undertaking in writing by the Investor Designee to be subject to, bound by and duly comply with the Company’s Code of Business Conduct and Ethics, Corporate Governance Guidelines, Stock Ownership Guidelines (which shall be deemed satisfied by the Investor’ ownership of Acquired Shares) and Policy Statement on Trading Policy with such changes thereto (or such successor policies) as are applicable to all other directors, in each case, as such changes or successor policies are adopted in good faith by the Board, and do not by their terms materially, adversely and disproportionately impact the Investor Designee relative to all other directors; provided, that no such code of conduct or Policy Statement on Trading Policy shall (x) apply to the Investor Parties or any of their respective Affiliates (other than with respect to the Investor Director solely in his or her individual capacity), (y) restrict any transfer of securities of any Affiliate of the Investor Parties, provided that no Confidential Information constituting material non-public information is disclosed to or used by or on behalf of such Affiliate in connection with such transfer of securities, in each case, except to the extent that such Affiliate and transferee maintain the Confidential Information in accordance with Section 21 as if such Affiliate and transferee were a party to such section and abide by the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities for so long as such Confidential Information constitutes material, non-public information, or (z) impose any share ownership requirement for the Investor Director.

(f)                Subject to Section 3(e), the Company shall, upon effect of the appointment of the Investor Director to the Board and until the Fall-Away of Investor Rights, cause each such committee of the Board as the Company and the Investor may mutually agree in good faith to include the Investor Director.

(g)               The Company shall indemnify the Investor Director and provide the Investor Director with director and officer insurance to the same extent as it indemnifies and provides such insurance to other members of the Board, pursuant to the Charter Documents, the VSCA or otherwise (including pursuant to customary indemnification agreements). The Company hereby acknowledges and agrees that it (1) is the indemnitor of first resort (i.e., its obligations to the Investor Director are primary and any obligation of the Investor or its Affiliates to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Investor Director are secondary) and (2) shall be required to advance the amount of expenses incurred by the Investor Director and shall be liable for the amount of all expenses and liabilities incurred by the Investor Director, in each case to the same extent as it advances to and indemnifies and provides such insurance to other members of the Board, pursuant to the Charter Documents, the VSCA or otherwise, without regard to any rights the Investor Director may have against the Investor or its Affiliates. This Section 3(g) shall (i) survive (A) the consummation of the transactions contemplated in the Merger Agreement, (B) the Fall-Away of Investor Rights and (C) the resignation or removal of any Investor Director pursuant to Section 3 and (ii) be binding on all successors and assigns of the Company. This Section 3(g) is intended to be for the benefit of each Investor Director and his or her heirs and representatives (each, a “Director Indemnitee”) and may be enforced by any such Director Indemnitee as if such Director Indemnitee was a party to this Agreement. The obligations of the Company under this Section 3(g) shall not be terminated or modified in such a manner as to adversely affect any Person to whom this Section 3(g) applies without the written consent of such affected Person.

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(h)               Prior to the Fall-Away of Investor Rights, the Company shall not decrease the size of the Board or any committee of the Board on which the Investor Director sits without, in each case, the consent of the Investor Parties if such decrease would require the resignation or removal of the Investor Designee from the Board or such committee thereof.

(i)                 The parties hereto agree that the Investor Director (or, as applicable, the Investor Observer) shall be entitled to reimbursement from the Company for the reasonable out-of-pocket fees or expenses incurred in connection with his or her service as a director or observer of the Board, in each case, in a manner consistent with the Company’s practices with respect to reimbursement for other members and observers of the Board, including reimbursement pursuant to customary indemnification arrangements.

Section 4.               Voting. From and after the Closing and until the Fall-Away of Investor Rights, subject to any applicable Law, stock exchange rules or listing standards:

(a)               At each meeting of the stockholders of the Company (including, if applicable, through the execution of one or more written consents if stockholders of the Company are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company) and at every postponement or adjournment thereof, each Investor Party shall take such action as may be required so that all of the shares of Common Stock beneficially owned, directly or indirectly, by such Investor Party or its controlled Affiliates and entitled to vote at such meeting of stockholders are voted, or consent is given or revoked, in the same manner as recommended by the Board with respect to (i) the election or removal of directors (other than any Investor Designee or Investor Director), (ii) ratification of the appointment of the Company’s independent registered public accounting firm, (iii) the Company’s “say-on-pay” proposals, (iv) the Company’s equity incentive plans and (v) amendments to the Company’s articles of incorporation proposed by the Board to increase (A) the number of authorized shares of Common Stock within ISS policy guidelines or (B) the size of the Board; provided, that, for the avoidance of doubt, the Investor Parties shall not be restricted from voting in any manner on any matter not enumerated in the foregoing clauses (i)-(v). For the avoidance of doubt, each Investor Party shall ensure it is entitled to vote each share of Common Stock which is then held by such Investor Party (subject to Section 5(b)) on the applicable record date for each meeting of stockholders or solicitation of consents in lieu of a meeting.

(b)               Each Investor Party shall be present, in person or by proxy, at all meetings of the stockholders of the Company so that all shares of Common Stock beneficially owned by such Investor Party or its controlled Affiliates may be counted for the purposes of determining the presence of a quorum and voted in accordance with Section 4(a) at such meetings (including at any adjournments or postponements thereof). The foregoing provision shall also apply to the execution by such Persons of any written consent in lieu of a meeting of holders of shares of Common Stock.

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Section 5.               Transfer Restrictions.

(a)               Except as otherwise permitted in this Agreement, including Section 5(b), until the expiration of the Lock-Up Period, the Investor Parties will not (i) Transfer any Acquired Shares or (ii) make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a short sale of or the purpose of which is to offset the loss which results from a decline in the market price of, any shares of Common Stock, or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, with respect to the any of the Common Stock or any other capital stock of the Company (any such action, a “Hedge”). From and after the expiration of the Lock-up Period, the Investor Parties shall be free to Transfer and Hedge against any Acquired Shares.

(b)               Notwithstanding Section 5(a), each Investor Party shall be permitted to Transfer any portion or all of the Acquired Shares at any time under the following circumstances:

(i)                 Transfers to any Permitted Transferees, but only if the transferee agrees in writing prior to such Transfer for the express benefit of the Company (in form and substance reasonably satisfactory to the Company and with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement and if the transferee and the transferor agree for the express benefit of the Company that the transferee shall Transfer the Acquired Shares so Transferred back to the transferor at or before such time as the transferee ceases to be a Permitted Transferee of the transferor;

(ii)              Transfers pursuant to a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or any change of control transaction involving the Company or any Subsidiary, that, in each case, is approved by the Board;

(iii)            Transfers pursuant to a tender offer or exchange offer that is (A) approved by the Board, (B) for less than all of the outstanding shares of Common Stock or (C) part of a two-step transaction in which a tender offer is followed by a second step merger, in which the consideration to be received in the first step of such transaction is identical to the amount or form of consideration to be received in the second step merger;

(iv)             Transfers to the Company or any of its Subsidiaries or that have been approved in writing by the Board; and

(v)               Transfers after commencement by the Company or a significant subsidiary (as such term is defined in Rule 12b-2 under the Exchange Act) the Company or such significant subsidiary of bankruptcy, insolvency or other similar proceedings; and

(vi)             Transfers in connection with a bona fide loan or other financing arrangement of such Investor Party entered into with a nationally recognized financial institution, including a pledge to such a financial institution to secure a bona fide debt financing and any foreclosure by such financial institution or Transfer to such financial institution in lieu of foreclosure and subsequent sale of the securities (a “Permitted Loan”). Nothing contained in this Agreement shall prohibit or otherwise restrict the ability of any lender (or its securities’ affiliate) or collateral agent to foreclose upon, or accept a Transfer in lieu of foreclosure of, the Acquired Shares mortgaged, hypothecated, and/or pledged to secure the obligations of the borrower following an event of default under a Permitted Loan. In the event that any lender or other creditor under a Permitted Loan transaction (including any agent or trustee on their behalf) or any Affiliate of the foregoing exercises any rights or remedies in respect of the Acquired Shares or any other collateral for any Permitted Loan, no lender, creditor, agent or trustee on their behalf or Affiliate of any of the foregoing (other than, for the avoidance of doubt, such Investor Party or its Affiliates) shall have any obligations or be subject to any Transfer restrictions or limitations hereunder except and to the extent for those expressly provided for in Section 5(c)(which shall apply to any lender, creditor, agent or trustee on their behalf or Affiliate of any of the foregoing to the same extent as an Investor Party).

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(c)               Notwithstanding Section 5(a) and 5(b), each Investor Party will not at any time, including after the Lock-Up Period, knowingly (after reasonable inquiry), directly or indirectly (without the prior written consent of the Board), Transfer any Acquired Shares to a Competitor, an Activist Shareholder or any Person (other than the Company) that, together with its Affiliates, to the knowledge of such Investor Party at the time it enters into such transaction (after reasonable inquiry), would hold 5% or more of the outstanding Common Stock after giving effect to such Transfer; provided, that these restrictions shall not apply (i) to Transfers into the public market pursuant to a bona fide, broadly distributed underwritten public offering, in each case made pursuant to this Investor Rights Agreement or through a bona fide sale to the public without registration effectuated pursuant to Rule 144 under the Securities Act or (ii) to block trades to investment banks in the ordinary course of such investment banks’ businesses (but excluding block trades to a Competitor or an Activist Shareholder). The Company shall reasonably cooperate in good faith with the Investor Parties in connection with the private sale by any Investor Party of any Acquired Shares or Common Stock to a third party that is not a Competitor or an Activist Shareholder.

(d)               Any attempted Transfer in violation of this Section 5 shall be null and void ab initio.

(e)               For the avoidance of doubt, no Holder other than an Investor Party shall have or be permitted to exercise any right of the Investor Parties under this Agreement, including pursuant to Section 3 and Section 21(c).

Section 6.               Legend.

(a)               All certificates or other instruments representing the Acquired Shares shall bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN AN INVESTOR RIGHTS AGREEMENT, DATED AS OF APRIL 1, 2024, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(b)               Upon request of any Investor Party, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state securities Laws, the Company shall promptly cause the first paragraph of the legend to be removed from any certificate for Acquired Shares to be Transferred in accordance with the terms of this Agreement and (ii) the second paragraph of the legend shall be removed upon the expiration of such transfer restrictions set forth in this Agreement (and, for the avoidance of doubt, immediately prior to any termination of this Agreement).

Section 7.               General Resale Registration Statement.

(a)               Effectiveness of General Resale Registration Statement. Subject to Section 10, the Company will (i) prepare and file a General Resale Registration Statement with the SEC; and (ii) use commercially reasonable efforts to cause such General Resale Registration Statement to (x) become effective under the Securities Act no later than the General Resale Registration Statement Effectiveness Deadline Date; and (y) remain continuously effective, and usable for the resale or other transfer of all of the Registrable Securities, under the Securities Act throughout the General Resale Registration Statement Effectiveness Period.

(b)               Contents of and Requirements for General Resale Registration Statement. The Company will cause the General Resale Registration Statement to satisfy the following requirements:

(i)                 The General Resale Registration Statement will register, under the Securities Act, the offer and resale, from time to time on a continuous basis under Rule 415, of all Registrable Securities by the Holders thereof as provided in Sections 7(b)(ii) and 7(c).

(ii)              When it first becomes effective under the Securities Act, the General Resale Registration Statement will cover resales of all Registrable Securities of Notice Holders identified in all Notice and Questionnaires delivered to the Company on or before the Initial Notice and Questionnaire Deadline Date. Thereafter, the General Resale Registration Statement will cover resales of all Registrable Securities of Notice Holders as provided in Section 7(c). Each Holder as to which any General Resale Registration Statement is being effected agrees to furnish to the Company all information with respect to such Holder necessary to make the information previously furnished to the Company by such Holder not materially misleading. No Holder shall be permitted to include any of its Registrable Securities in any General Resale Registration Statement pursuant to this Agreement unless and until it complies with the terms of this Section 7(b)(ii).

(iii)            The General Resale Registration Statement will provide for a plan of distribution in customary form (and reasonably satisfactory to the Holders) for resale registration statements of the type contemplated by this Agreement, including coverage for market transactions on a national securities exchange, privately negotiated transactions and transactions through broker-dealers acting as agent or principal. In addition, if the rules under the Securities Act then so permit, such plan of distribution will permit underwritten offerings (including “block” trades) through one or more registered broker-dealers acting as underwriters to be effected pursuant to one or more prospectus supplements that identify such underwriters (in addition to any other information that may then be required pursuant to the Securities Act); provided, however, that the Company will be under no obligation to effect any such underwritten offering pursuant to the General Resale Registration Statement except pursuant to Section 10.

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(iv)             If the resales contemplated by the General Resale Registration Statement are then eligible to be registered by the Company on Form S-3, then the General Resale Registration Statement will be on such Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on Form S-1 or another appropriate form reasonably acceptable to the Holders and (ii) undertake to register the resale of the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of any General Resale Registration Statement then in effect until such time as a General Resale Registration Statement on Form S-3 covering the resale of all the Registrable Securities has been declared effective by the SEC and the prospectus contained therein is available for use.

(c)               Obligation to Make Filings to Name Additional Notice Holders. If any Holder delivers a Notice and Questionnaire to the Company after the Initial Notice and Questionnaire Deadline Date, then, subject to Section 10 and the other provisions of this Section 7(c), the Company will make such filing(s) with the SEC (including, if applicable, (w) a post-effective amendment, (x) a prospectus supplement, (y) any document that will be incorporated by reference in the General Resale Registration Statement upon its filing or (z) a new General Resale Registration Statement; provided, that the Company will effect such filing by means of a prospectus supplement or a document referred to in the preceding clause (y) instead of a post-effective amendment or a new General Resale Registration Statement, if reasonably practicable and then permitted by the rules of the SEC) so as to enable such Holder to sell or otherwise transfer such Holder’s Registrable Securities identified in such Notice and Questionnaire pursuant to the applicable General Resale Registration Statement and the related prospectus and, if applicable, prospectus supplement in accordance with the plan of distribution set forth therein. Subject to the next sentence, the Company will make such filing(s) as follows: (i) within sixty (60) calendar days after the date of such delivery (or, if such Notice and Questionnaire is delivered before the initial effective date of the General Resale Registration Statement or during a Blackout Period, such effective date or the last day of such Blackout Period, respectively), if a new General Resale Registration Statement is required (and the Company will use commercially reasonable efforts to cause such new General Resale Registration Statement to become effective under the Securities Act as soon as reasonably practicable); and (ii) in all other cases, within fifteen (15) calendar days after the date of such delivery (or, if such Notice and Questionnaire is delivered before the initial effective date of the General Resale Registration Statement or during a Blackout Period, such effective date or the last day of such Blackout Period, respectively). Notwithstanding anything to the contrary in this Section 7(c), the Company will in no event be required pursuant to this Section 7(c) to file more than one (1) new General Resale Registration Statement within any twelve (12) month period or more than one (1) other filing in any one (1) month period.

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(d)               Filing of New General Resale Registration Statement; Designation of Existing Registration Statement. To the extent the Company deems doing so to be desirable or necessary to satisfy its obligations under this Agreement or to comply with applicable law (including, if applicable, to comply with Rule 415(a)(5)), the Company may file one or more new General Resale Registration Statements or designate an existing registration statement of the Company to constitute a General Resale Registration Statement for purposes of this Agreement, provided that each such new General Resale Registration Statement or existing registration statement satisfies the requirements of this Agreement, and provided further that the Company shall maintain the effectiveness of any General Resale Registration Statement then in effect until such time as such new or existing registration statement covering the resale of all Registrable Securities has been declared effective by the SEC and the prospectus contained therein is available for use by the Holders. Each reference in this Agreement to the General Resale Registration Statement will, if applicable, be deemed to include each such new General Resale Registration Statement or existing registration statement, if any, mutatis mutandis. In addition, the first date any such existing registration statement is amended or supplemented to permit the offer and resale of Registrable Securities in the manner contemplated by this Agreement will be deemed, for purposes of Sections 9(b) and 9(e) and any related definitions, to be the initial filing date of such existing registration statement, and the first date such amended or supplemented existing registration statement is effective under the Securities Act and permits such the offers and resales will be deemed, for purposes of Sections 7(b)(ii), 7(c) and 11(e) and any related definitions, to be the initial effective date of such existing registration statement.

(e)               Notwithstanding anything to the contrary in this Section 7, if the applicable rules under the Securities Act, or interpretations thereof published by the staff of the SEC, are amended so as to permit Holders to resell their Registrable Securities pursuant to the General Resale Registration Statement without being named as a selling securityholder therein or in any related prospectus or prospectus supplement, then the Company may, at its election, amend any applicable General Resale Registration Statement Documents to identify the Holders generically in accordance with such rules and interpretations, in which event the Company will no longer have any obligation thereafter make any filings pursuant to Section 7(c) to the extent such filings are not necessary to permit any Holder to sell its Registrable Securities pursuant to the General Resale Registration Statement.

Section 8.               Demand Underwriting Registration Rights.

(a)               Right to Demand Underwriting Registrations. Subject to the other provisions of this Section 8, Notice Holders will have the right, exercisable by written notice satisfying the requirements of Section 8(b) (a “Demand Underwriting Registration Notice”) to the Company by one or more Notice Holders (such Notice Holders, the “Demanding Notice Holders”), to require the Company to register, under the Securities Act, a firmly underwritten public offering (a “Demand Underwritten Offering”) of Registrable Securities in accordance with this Section 8; provided, however, that:

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(i)                 no Demand Underwriting Registration Notice may be delivered, or will be effective, unless, at the time it is delivered, the Company has an effective registration statement on Form S-3 on file with the SEC (including, if applicable, the General Resale Registration Statement) that is available and permitted to be used to register the applicable Demand Underwritten Offering by means of one or more prospectus supplements to such registration statement;

(ii)              no Demand Underwriting Registration Notice may be delivered, or will be effective, if:

(1)               a prior Demand Underwritten Offering is pending or in process, and is not completed or withdrawn, at the time such Demand Underwriting Registration Notice is delivered;

(2)               a “Demand Underwritten Offering” as defined in the ECP Registration Rights Agreement is pending or in process, and is not completed or withdrawn, at the time such Demand Underwriting Registration Notice is delivered; provided, however, that, notwithstanding the foregoing, the number of consecutive calendar days during which this Section 8(a)(ii)(2) may operate to prevent the delivery or effectiveness of a Demand Underwriting Registration Notice will in no event exceed twenty-eight (28) (regardless of the number of such “Demand Underwritten Offerings” pending, in process, completed or withdrawn during such period); provided, further, that Section 8(a)(ii)(2) will not apply, and will have no force or effect, at any time when the ECP Registration Rights Agreement does not contain a reciprocal provision substantially to the effect of the foregoing with respect to the execution of a “Demand Underwritten Offering” as defined under the ECP Registration Rights Agreement while a Demand Underwritten Offering under this Agreement is pending or in process, and is not completed or withdrawn;

(3)               it is delivered during a Blackout Period;

(4)               two (2) or more Demand Underwritten Offerings have been effected, during the eighteen (18) months immediately preceding the date on which such Demand Underwriting Registration Notice is delivered;

(5)               the Company has already effected five (5) or more Demand Underwritten Offerings pursuant to this Agreement; or

(6)               the aggregate market value of the Registrable Securities of such Notice Holder(s) to be included in the requested Demand Underwritten Offering is less than forty million dollars ($40,000,000); and

(iii)            at any time when a Holder has an Investor Designee serving as an Investor Director, such Holder will not be entitled to deliver a Demand Underwriting Registration Notice, and no Demand Underwriting Registration Notice of such Holder will be effective, in respect of a Demand Underwritten Offering proposed to be conducted during any period in which the Company Trading Policy would not permit such Holder to sell any of its Registrable Underlying Securities in such Demand Underwritten Offering.

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(b)               Contents of Demand Underwriting Registration Notice. Each Demand Underwriting Registration Notice sent by any Demanding Notice Holder(s) must state the following:

(i)                 the name of, and contact information for, each such Demanding Notice Holder(s) and the number of Acquired Shares that are held by each such Demanding Notice Holder;

(ii)              (1) the name of, and contact information for, a single natural Person (in such capacity, the “Demand Underwritten Offering Holder Representative”) who is appointed to serve as the representative of all Notice Holders in respect of the requested Demand Underwritten Offering with authority to make the decisions in respect thereof provided in this Section 8; and (2) a statement that each such Demanding Notice Holder consents to such appointment and authority;

(iii)            (1) the name of, and contact information for, a single counsel (in such capacity, the “Demand Underwritten Offering Designated Holder Counsel”) that is designated and appointed to serve as counsel for all Notice Holders in respect of the requested Demand Underwritten Offering; and (2) a statement that each such Demanding Notice Holder consents to such designation and appointment;

(iv)             the desired date of the Offering Launch Time for the requested Demand Underwritten Offering, which desired date cannot (without the Company’s consent, which will not be unreasonably withheld or delayed) be earlier than three (3) Business Days after the date such Demand Underwriting Registration Notice is delivered to the Company;

(v)               the number of Registrable Securities that are proposed to be sold by each such Demanding Notice Holder.

(c)               Participation by Notice Holders Other Than the Demanding Notice Holder(s). If the Company receives a Demand Underwriting Registration Notice sent by one or more Demanding Notice Holders but not by all Notice Holders, then:

(i)                 the Company will, within two (2) Business Days, send a copy of such Demand Underwriting Registration Notice to each Notice Holder, if any, other than such Demanding Notice Holders; and

(ii)              subject to Section 8(f), the Company will use commercially reasonable efforts to include, in the related Demand Underwritten Offering, Registrable Securities of any such Notice Holder that has requested such Registrable Securities to be included in such Demand Underwritten Offering pursuant to a joinder notice that complies with the next sentence.

To include any of its Registrable Securities in such Demand Underwritten Offering, a Notice Holder must deliver to the Company, no later than the Business Day after the date on which the Company sent a copy of such Demand Underwriting Registration Notice pursuant to subsection (i) above, a written instrument, executed by such Notice Holder, joining in such Demand Underwriting Registration Notice, which instrument contains the information set forth in Section 8(b)(v) with respect to such Notice Holder.

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(d)               Certain Procedures Relating to Demand Underwritten Offerings.

(i)                 Obligations and Rights of the Company. Subject to the other terms of this Agreement, upon its receipt of a Demand Underwriting Registration Notice, the Company will (1) designate a Demand Underwriting Registration Statement, in accordance with the definition of such term and this Section 8, for the related Demand Underwritten Offering; and (2) use commercially reasonable efforts to effect such Demand Underwritten Offering in accordance with the reasonable requests set forth in such Demand Underwriting Registration Notice or the reasonable requests of the Demand Underwritten Offering Holder Representative, and cooperate in good faith with the Demand Underwritten Offering Holder Representative in connection therewith. Notwithstanding anything to the contrary in this Agreement, the Company will not be obligated to effect, or take any actions in respect of, any Demand Underwritten Offering during a Blackout Period or at any time when the securities proposed to be sold pursuant to such Demand Underwritten Offering are subject to any lock-up agreement (including pursuant to a prior Demand Underwritten Offering) that has not been waived or released. The Company will be entitled to rely on the authority of the Demand Underwritten Offering Holder Representative of any Demand Underwritten Offering to act on behalf of all Notice Holders that have requested any securities to be included in such Demand Underwritten Offering.

(ii)              Designation of the Underwriting Syndicate. The Managing Underwriters, and any other underwriter, for any Demand Underwritten Offering will be selected by the applicable Demand Underwritten Offering Holder Representative with the approval of the Company (which will not be unreasonably withheld or delayed).

(iii)            Authority of the Demand Underwritten Offering Holder Representative. The Demand Underwritten Offering Holder Representative for any Demand Underwritten Offering will have the following rights with respect to such Demand Underwritten Offering, which rights, if exercised, will be deemed to have been exercised on behalf of all Notice Holders that have requested any securities to be included in such Demand Underwritten Offering:

(1)               in consultation with the Managing Underwriters for such Demand Underwritten Offering, to determine the Offering Launch Time, which date must comply with limitations thereon set forth in Section 8(b)(iv);

(2)               to determine the structure of the offering, provided such structure is reasonably acceptable to the Company;

(3)               to negotiate any related underwriting agreement and it terms, including the amount of securities to be sold by the applicable Notice Holders pursuant thereto and the offering price of, and underwriting discount for, such securities; provided, however, that the Company will have the right to negotiate in good faith all of its representations, warranties and covenants, and indemnification and contribution obligations, set forth in any such underwriting agreement; and

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(4)               withdraw such Demand Underwritten Offering by providing written notice of such withdrawal to the Company.

(e)               Conditions Precedent to Inclusion of a Notice Holder’s Registrable Securities. Notwithstanding anything to the contrary in this Section 8, the right of any Notice Holder to include any of its Registrable Securities in any Demand Underwritten Offering will be subject to the following conditions:

(i)                 the execution and delivery, by such Notice Holder or it is duly authorized representative or power of attorney, of any related underwriting agreement and such other agreements or instruments (including customary “lock-up” agreements, custody agreements and powers of attorney), if any, as may be reasonably requested by the Managing Underwriters for such Demand Underwritten Offering; and

(ii)              the provision by such Notice Holder, no later than the Business Day immediately after the request therefor, of any information reasonably requested by the Company or such Managing Underwriters in connection with such Demand Underwritten Offering.

(f)                Priority of Securities in Demand Underwritten Offerings. If the total number of securities requested to be included in a Demand Underwritten Offering pursuant to this Section 8 exceeds the Maximum Successful Underwritten Offering Size for such Demand Underwritten Offering, then:

(i)                 the number of securities to be included in such Demand Underwritten Offering will be reduced to an amount that does not exceed such Maximum Successful Underwritten Offering Size; and

(ii)              to effect such reduction,

(1)               the number of Non-Holder Securities included in such Demand Underwritten Offering will be reduced; provided, that the Company will have the right, in its sole discretion, to allocate such reduction of the Non-Holder Securities requested to be included in such Demand Underwritten Offering; and

(2)               if, after excluding all Non-Holder Securities from such Demand Underwritten Offering, the number of Registrable Securities of Notice Holders that have duly requested such Registrable Securities to be included in such Demand Underwritten Offering in accordance with this Section 8 exceeds such Maximum Successful Underwritten Offering Size, then number of Registrable Securities to be included in such Demand Underwritten Offering will be allocated pro rata based on the total number of Registrable Securities so requested by each such Notice Holder to be included in such Demand Underwritten Offering.

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(g)               Covenant Regarding Piggyback Rights with Respect to Demand Underwritten Offering. The Company will not grant any Person (other than a Holder or Notice Holder) the right to include any securities of such Person in any Demand Underwritten Offering.

Section 9.               Piggyback Registration Rights.

(a)               Notice of Piggyback Underwritten Offering and Right to Participate Therein. Subject to the other provisions of this Section 9, if the Company proposes to engage in a Piggyback Underwritten Offering, then:

(i)                 no later than the Piggyback Underwritten Offering Notice Deadline Date for such Piggyback Underwritten Offering, the Company will send to each Notice Holder written notice (the “Piggyback Underwritten Offering Notice”) of such Piggyback Underwritten Offering setting forth the anticipated Offering Launch Time for the related Piggyback Underwritten Offering and the deadline (determined as provided in subsection (ii) below) by which the related Piggyback Right may be exercised; and

(ii)              each Notice Holder will have the right (the “Piggyback Right”) to include all or any portion of its Registrable Securities in such Piggyback Underwritten Offering, which right is exercisable by delivering, no later than three (3) Business Days after the date the Company sends such Piggyback Underwritten Offering Notice pursuant to subsection (i) above, written notice to the Company setting forth (1) the name of, and contact information for, such Notice Holder; and (2) the number of such Notice Holder’s Registrable Securities that such Notice Holder requests to be included in such Piggyback Underwritten Offering.

(b)               Certain Procedures Relating to Piggyback Underwritten Offerings.

(i)                 Subject to the other terms of this Agreement, upon exercise of any Piggyback Rights to include any Notice Holder’s Registrable Securities in a Piggyback Underwritten Offering, the Company will use commercially reasonable efforts to include such Registrable Securities in such Piggyback Underwritten Offering and will cooperate in good faith with such Notice Holder in connection therewith.

(ii)              The Managing Underwriters, and any other underwriter, for any Piggyback Underwritten Offering will be selected by the Company in its sole discretion.

(iii)            Notwithstanding anything to the contrary in this Agreement, the Company will have the following rights with respect to each Piggyback Underwritten Offering:

(1)               to determine the Offering Launch Time and timing for such Piggyback Underwritten Offering;

(2)               to determine the structure of the offering, provided such structure is reasonable and customary;

(3)               to negotiate any related underwriting agreement and it terms, including the amount of securities to be sold by the Company or persons other than Notice Holders pursuant thereto and the offering price of, and underwriting discount for, such securities; provided, however, that the Notice Holders whose Registrable Securities are included in such Piggyback Underwritten Offering will have the right negotiate in good faith all of their respective representations, warranties and covenants, and indemnification and contribution obligations, set forth in any such underwriting agreement; and

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(4)               to terminate such Piggyback Underwritten Offering in its sole discretion, provided that the Company will provide notice of any such termination to all Notice Holders whose Registrable Securities were to be included in such Piggyback Underwritten Offering.

(c)               Conditions Precedent to Inclusion of a Notice Holder’s Registrable Securities. Notwithstanding anything to the contrary in this Section 9, the right of any Notice Holder to include any of its Registrable Securities in any Piggyback Underwritten Offering upon exercise of the Piggyback Rights therefor will be subject to the following conditions:

(i)                 the execution and delivery, by such Notice Holder or it is duly authorized representative or power of attorney, of any related underwriting agreement and such other agreements or instruments (including customary “lock-up” agreements, custody agreements and powers of attorney), if any, as may be reasonably requested by the Managing Underwriters for such Piggyback Underwritten Offering; and

(ii)              the provision, by such Notice Holder no later than the Business Day immediately after the request therefor, of any information reasonably requested by the Company or such Managing Underwriters in connection with such Piggyback Underwritten Offering.

(d)               Priority of Securities in Piggyback Underwritten Offerings. If the total number of securities proposed to be included in a Piggyback Underwritten Offering pursuant to this Section 9 exceeds the Maximum Successful Underwritten Offering Size for such Piggyback Underwritten Offering, then:

(i)                 the number of securities to be included in such Piggyback Underwritten Offering will be reduced to an amount that does not exceed such Maximum Successful Underwritten Offering Size, with such number to be allocated:

(1)               first, to the Company or such other Person(s) initiating such Piggyback Underwritten Offering; and

(2)               second, pro rata among (A) the Notice Holders that have duly requested that all or any portion of their Registrable Securities be included in such Piggyback Underwritten Offering in accordance with this Section 9, allocated pro rata based on the total number of Registrable Securities so requested by each such Notice Holder to be included in such Piggyback Underwritten Offering, and (B) the Other Holders, if any, that are exercising piggyback rights in connection with such Piggyback Underwritten Offering, such that the reduction resulting from such allocation shall not represent a greater fraction of the number of securities proposed to be included in such Piggyback Underwritten Offering by such Other Holders than the fraction of similar reductions imposed on the Notice Holders pursuant to clause (A) over the amount of Registrable Shares that such Notice Holders proposed to be included in such Piggyback Underwritten Offering; and

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(3)               third, to other Persons that are exercising piggyback rights in connection with such Piggyback Underwritten Offering (other than pursuant to this Agreement or the ECP Registration Rights Agreement) in such manner as determined by the Company.

(e)               Filing of General Shelf Registration Statements. If, at any time when any Piggyback Rights then exist and have not lapsed in accordance with Section 15, the Company files a registration statement (a “General Primary Registration Statement”) under the Securities Act on Form S-3 that contemplates a primary offering by the Company that would also constitute a Piggyback Underwritten Offering (whether immediately or on a delayed basis in accordance with Rule 415 under the Securities Act), then the Company will include, in such General Primary Registration Statement, such statements or disclosures, if any, that would be necessary to be included therein at the time of its effectiveness under the Securities Act to permit offers and sales of Registrable Securities by Notice Holders to be made pursuant to such General Primary Registration Statement in accordance with this Section 9 if Piggyback Rights with respect thereto were exercised; provided, however, that this Section 9(e) will not apply:

(i)                 at any time when the General Resale Registration Statement (or any other registration statement of the Company that would then permit offers and sales of Registrable Securities as described above) is effective under the Securities Act, and a common prospectus or prospectus supplement is eligible to be used pursuant to Rule 429 under the Securities Act (or any successor rule) with the General Resale Registration Statement (or such other registration statement) and the General Primary Registration Statement in manner that would permit offers and sales of Registrable Securities as described above; or

(ii)              offers and sales of Registrable Securities as described above would be permitted to be made by a prospectus supplement, to the prospectus included in such General Primary Registration Statement, filed in accordance with Rule 430B under the Securities Act, without the need to include any additional statements or disclosures in such General Primary Registration Statement at the time of its effectiveness.

Section 10.           Blackout Periods.

(a)               Generally(b). Notwithstanding anything to the contrary in this Agreement, but subject to Section 10(b), if there occurs or exists any pending corporate development, filing with the SEC or any other event, in each case that, in the Company’s reasonable judgment, makes it appropriate to suspend the availability of any Registration Statement or any pending or potential Demand Underwritten Offering, then:

(i)                 the Company will send notice (a “Blackout Commencement Notice”) to each Notice Holder of such suspension;

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(ii)              the Company’s obligations under Section 7 or otherwise with respect to the General Resale Registration Statement, under Section 8 or otherwise with respect to any Demand Underwriting Registration Notice, or under Section 9 or otherwise with respect to any Piggyback Underwritten Offering, in each case including and any related obligations of the Company under Section 11, will be suspended until the related Blackout Period has terminated;

(iii)            upon its receipt of such Blackout Commencement Notice, each Holder agrees to comply with its obligations set forth in Section 13(c); and

(iv)             upon the Company’s determination that such suspension is no longer needed or appropriate, the Company will send notice (a “Blackout Termination Notice,” and the period from, and including, the date the Company sends such Blackout Commencement Notice to, and including, the date the Company sends such Blackout Termination Notice, a “Blackout Period”) to each Notice Holder of the termination of such suspension.

(b)       Limitation on Blackout Periods(c). No single Blackout Period can extend beyond forty five (45) calendar days, and the total number of calendar days in all Blackout Periods cannot exceed an aggregate of ninety (90) (or, with respect to any Holder whose Investor Designee is an Investor Director, one hundred twenty (120)) calendar days in any period of twelve (12) full calendar months.

Section 11.           Certain Registration and Related Procedures.

(a)               Compliance with Registration Obligations and Securities Act; SEC Staff Comments. Subject to Section 10, the Company will use commercially reasonable efforts to make such filings with the SEC as may be necessary to comply with its obligations under Section 7, Section 8 and Section 9 and to cause each Registration Statement to comply with the Securities Act and other applicable law, including, if applicable, the filing of any Registration Statement Documents to comply with Section 10(a)(3) of the Securities Act and Rule 3-12 of Regulation S-X under the Securities Act, to amend such Registration Statement to cause the same to be on a form for which the Company and the transactions contemplated thereby are eligible, and to address any comments received from the staff of the SEC. The Company will otherwise comply in all material respects with the Securities Act and other applicable law in the discharge of its obligations under Section 7, Section 8 and Section 9.

(b)               Opportunity for Review by Notice Holders. The Company will provide each Notice Holder with a reasonable opportunity to comment on draft copies of the initial filing of the General Resale Registration Statement, each pre-effective and post-effective amendment thereto, and each related prospectus supplement, before the same is filed with the SEC, and the Company will use commercially reasonable efforts to give effect to comments timely received by it from such Notice Holders in its reasonable discretion; provided, however, that in the case of a prospectus supplement that solely supplements or amends selling securityholder information and is filed pursuant to Rule 424(b)(7) under the Securities Act (or any successor rule), the Company need only provide such opportunity to those Notice Holders named therein. Each Notice Holder whose Registrable Securities are to be sold pursuant to a Demand Underwriting Registration Statement in accordance with Section 8 or a Piggyback Registration Statement in accordance with Section 9 will be afforded the same rights set forth in the preceding sentence with respect to any prospectus supplement or other Registration Statement Document relating to such Registration Statement, which prospectus supplement or other Registration Statement Document names such Notice Holder.

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(c)               Blue Sky Qualification. The Company will use commercially reasonable efforts to qualify the offer and sale of Registrable Securities in the manner contemplated by the General Resale Registration Statement (or any other applicable Registration Statement, to the extent any Registrable Securities are to be sold pursuant thereto in accordance with Section 8 or Section 9, as applicable) under the securities or “blue sky” laws of those jurisdictions within the United States as the Notice Holders or the Managing Underwriters, as applicable, may reasonably request in writing and to maintain such qualification, once obtained, during the General Resale Registration Statement Effectiveness Period (in the case of the General Resale Registration Statement) or until the completion of the offering contemplated thereby (in the case of any other Registration Statement), and the Company will use commercially reasonable efforts to cooperate with such Notice Holders or the Managing Underwriters, as applicable, in connection with the same, except, in each case, to the extent such qualification is not required in connection with such offer and sale (including as a result of preemption by federal law pursuant to Section 18 of the Securities Act (or any successor provision)); provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified; (ii) take any action that would subject it to general service of process in suits (other than those arising out of the offer or sale of Registrable Securities or in connection with this Agreement) in any jurisdiction where it is not then so subject; or (iii) take any action that would subject it to taxation in any jurisdiction where it is not then so subject.

(d)               Prevention and Lifting of Suspension Orders. The Company will use commercially reasonable efforts to prevent the issuance (or, if issued, to obtain the withdrawal as promptly as practicable) of any order suspending the effectiveness of the General Resale Registration Statement (or any other Registration Statement, to the extent any Registrable Securities are to be sold pursuant thereto in accordance with Section 8 or Section 9, as applicable) under the Securities Act or suspending any qualification referred to in Section 11(c).

(e)               Notices of Certain Events. The Company will provide notice of the following events to each Notice Holder as soon as reasonably practicable:

(i)                 the filing with the SEC of the General Resale Registration Statement, any pre- or post-effective amendment thereto or any related prospectus, prospectus supplement or “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act);

(ii)              the effectiveness under the Securities Act, of the General Resale Registration Statement or any amendment thereto;

(iii)            the receipt by the Company of any request by the staff of the SEC or any other governmental authority for any amendment or supplement to the General Resale Registration Statement;

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(iv)             the issuance, by the SEC or any other governmental authority, of any stop order suspending the effectiveness of the General Resale Registration Statement or the receipt by the Company of any written notice that proceedings for such purpose have been initiated or threatened;

(v)               the receipt by the Company of any written notice (x) of the suspension of the qualification or exemption from qualification of the offer and sale of the Registrable Securities in any jurisdiction; or (y) that proceedings for such purpose have been initiated or threatened;

(vi)             the withdrawal or lifting of any suspension referred to in clause (iv) or (v) above; and

(vii)          that the Company has determined that the use of the General Resale Registration Statement must be suspended (which notice may, at the Company’s discretion, state that it constitutes a Blackout Commencement Notice), including as a result of the occurrence of any event that causes any of the General Resale Registration Statement Documents to have a Material Disclosure Defect or to cease to comply with applicable law;

provided, however, that (x) the Company need not provide any such notice during a Blackout Period; and (y) in no event will this Section 11(e) require the Company to, and in no event will the Company, provide any information that they in good faith determine would constitute material non-public information.

In addition, during the pendency of any Demand Underwritten Offering pursuant to Section 8 or any Piggyback Underwritten Offering pursuant to Section 9, but other than during a Blackout Period, each Notice Holder whose Registrable Securities are to be sold in such offering pursuant to the related Demand Underwriting Registration Statement or Piggyback Registration Statement, as applicable, will be afforded the same notice set forth in the preceding sentence with respect to the events set forth in clauses (i) through (vii), inclusive, of this Section 11(e) relating to such Registration Statement.

(f)                Remediation of Material Disclosure Defects. Subject to Section 10, the Company will, as promptly as practicable after determining that any Registration Statement Document contains a Material Disclosure Defect, prepare and file with the SEC (and, if applicable, use commercially reasonable efforts to cause the same to become effective under the Securities Act as promptly as practicable) such appropriate additional Registration Statement Document(s) so as to cause the applicable Registration Statement Document(s) to thereafter not contain any Material Disclosure Defect.

(g)               Listing of Registrable Securities. The Company will use commercially reasonable efforts to cause the Registrable Securities to be listed for trading on each U.S. national securities exchange, if any, on which securities of the same class of the Company are then so listed.

(h)               Provision of Copies of the Prospectus. At its expense, the Company will provide, to Notice Holders and the Managing Underwriters, if any, such number of copies of the prospectus relating to the applicable Registration Statement or any related prospectus supplement or “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) as such Notice Holders or Managing Underwriters, as applicable, may reasonably request; provided, however, that the Company need not provide any document pursuant to this Section 11(h) that is publicly available on the SEC’s EDGAR system (or any successor thereto).

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(i)                 Holders Cannot Be Identified as Underwriters Without Consent. The Company will not expressly name or identify any Holder as an “underwriter” in any Registration Statement Document without such Holder’s prior written consent (including consent provided in a Notice and Questionnaire); provided, however, that nothing in this Section 11(i) will require the consent of any Holder in connection with the inclusion in any Registration Statement Document of customary language, without specifically naming any Holder, that selling securityholders may in certain circumstances be considered to be underwriters under federal securities laws.

(j)                 Due Diligence Matters. Upon reasonable notice and at reasonable times during normal business hours, the Company will make available for inspection, by a representative of each Notice Holder, and the Managing Underwriters, if any, and attorneys or accountants retained by such Notice Holder or Managing Underwriters, as applicable, customary due diligence information.

(k)               Earnings Statement. The Company will use commercially reasonable efforts to comply with its reporting obligations under Section 13(a) or 15(d) of the Exchange Act in such manner, as contemplated under Rule 158 under the Securities Act, so as to make generally available to its securityholders an earnings statement covering the twelve (12) month period referred to in Section 12(a) of the Securities Act, as it relates to each applicable Registration Statement, in the manner contemplated by, and otherwise in compliance with, such Section 11(a).

(l)                 Settlement of Transfers and De-Legending. The Company will use commercially reasonable efforts to cause the Company’s transfer agent (or any other securities custodian for any Registrable Securities) to cooperate in connection with the settlement of any transfer of Registrable Securities pursuant to any Registration Statement, including through the applicable Depositary. If any such Registrable Securities so transferred are represented by a certificate bearing a legend referring to transfer restrictions under the Securities Act, then the Company will, if appropriate, cause such Registrable Securities to be reissued in the form of one or more certificates not bearing such a legend.

(m)             Certain Covenants Relating to Underwritten Offerings. The following covenants will apply, in each case to the extent applicable, in connection with any Piggyback Underwritten Offering that includes any Registrable Securities, or any Demand Underwritten Offering:

(i)                 Underwriting Agreement and Related Matters. The Company will (1) execute and deliver any customary underwriting agreement or other agreement or instrument reasonably requested by the Managing Underwriters for such offering; (2) use commercially reasonable efforts to cause such customary legal opinions, comfort letters, “lock-up” agreements and officers’ certificates to be delivered in connection therewith; and (3) cooperate in good faith with such Managing Underwriters in connection with the disposition of Registrable Securities pursuant to such offering.

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(ii)              Marketing and Roadshow Matters. The Company will cooperate in good faith with the Managing Underwriters for such offering in connection with any marketing activities relating to such offering.

(iii)            FINRA Matters. The Company will cooperate and assist in any filings required to be made with the Financial Industry Regulatory Authority, Inc. in connection with such offering.

Section 12.           Expenses. All Company Registration Expenses will be borne by Company. All fees and expenses that are incurred by any Holder in connection with this Agreement, and that are not Company Registration Expenses, will be borne by such Holder.

Section 13.           Certain Agreements and Representations of the Holders.

(a)               Provision of Information. Notwithstanding anything to the contrary in this Agreement, no Holder will be entitled to have any of its Registrable Securities included in any Registration Statement until it has executed and delivered a Notice and Questionnaire to the Company. Each Holder represents that the information included in any such Notice and Questionnaire is accurate in all material respects and covenants, for so long as such Holder’s Registrable Securities are included in any effective Registration Statement during the term of this Agreement, to promptly provide notice to the Company if any such information thereafter ceases to be accurate in all material respects. Each Holder authorizes the Company to assume the accuracy and completeness of all information contained in the most recent Notice and Questionnaire executed and delivered by such Holder. Each Holder will (i) provide, as soon as reasonably practicable, such other information as the Company may reasonably request in connection with the performance of the Company’s obligations under this Agreement; and (ii) promptly notify the Company upon becoming aware that any information relating to such Holder and included in any Registration Statement Document contains a Material Disclosure Defect.

(b)               Use of Offering Materials. Each Holder agrees that, without the prior written consent of the Company, it will not offer or sell any Registrable Securities by means of any written communication other than the latest prospectus or prospectus supplement provided to such Holder by the Company (or on file on SEC’s EDGAR system (or any successor thereto)) relating to the applicable Registration Statement, and any related “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) authorized for such use by the Company.

(c)               Covenants Relating to Blackout Periods. Each Holder agrees that, upon its receipt of a Blackout Commencement Notice given in accordance with the terms of this Agreement, such Holder will not effect any sale or other transfer of Registrable Securities pursuant to any Registration Statement, and will not distribute any Registration Statement Document, until such Holder has received a subsequent Blackout Termination Notice.

Section 14.           Indemnification and Contribution.

(a)               Indemnification by the Company. The Company will indemnify, defend and hold harmless each Holder Indemnified Person from and against (and will reimburse such Holder Indemnified Person, as incurred, for) any Losses that, jointly or severally, such Holder Indemnified Person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such Losses arise out of or are based on (i) any Material Disclosure Defect or alleged Material Disclosure Defect in any Registration Statement Document; or (ii) any violation by the Company of the Securities Act, the Exchange Act or any other U.S. federal securities laws, or any U.S. state securities or “blue sky” laws, in connection with any Registration Statement Document; provided, however, that the Company will have no obligations under this Section 14(a) in respect of any Losses insofar as such Losses arise out of or are based on (A) any sale by such Holder, pursuant to the Resale Registration Statement, of Registrable Securities either (x) during a Blackout Period in breach of such Holder’s covenant set forth in Section 10(b)(iii); or (y) without delivery, if required by the Securities Act, of the most recent related prospectus or prospectus supplement provided to such Holder by the Company pursuant to Section 11(h) (or on file on SEC’s EDGAR system (or any successor thereto)), except, in the case of this clause (y), to the extent the same is deemed to have been delivered through compliance with Rule 172 under the Securities Act or any similar rule; or (B) any Material Disclosure Defect or alleged Material Disclosure Defect included in any Registration Statement Document in conformity with the Holder Information of any Holder; or (iii) any matters arising out of or relating to the Merger Agreement. Notwithstanding anything in this Agreement to the contrary, this Section 14 relates solely to the specific subject matter of this Agreement and shall not apply to the Merger Agreement or the transactions contemplated thereby, which shall be governed exclusively by the terms of the Merger Agreement.

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(b)               Indemnification by the Holders. Each Person that is a Holder that is a signatory to this Agreement or that is a Notice Holder, severally and not jointly, will indemnify, defend and hold harmless each Company Indemnified Person from and against (and will reimburse such Company Indemnified Person, as incurred, for) any Losses that, jointly or severally, such Company Indemnified Person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such Losses arise out of or are based on (i) any Material Disclosure Defect or alleged Material Disclosure Defect in any Registration Statement Document, which Material Disclosure Defect or alleged Material Disclosure Defect is included therein in conformity with the Holder Information of such Holder; and (ii) any sale by such Holder, pursuant to the General Resale Registration Statement, of Registrable Securities either (x) during a Blackout Period in breach of such Holder’s covenant set forth in Section 10(b)(iii); or (y) without delivery, if required by the Securities Act, of the most recent related prospectus or prospectus supplement provided to such Holder by the Company pursuant to Section 11(h) (or on file on SEC’s EDGAR system (or any successor thereto)), except, in the case of this clause (y), to the extent the same is deemed to have been delivered through compliance with Rule 172 under the Securities Act or any similar rule; provided, however, that in no event will the liability of any Holder pursuant to this Section 14(b) exceed a dollar amount equal to the proceeds received by such Holder (less any related discounts, or commissions) from the sale of the Registrable Securities giving rise to the related indemnification obligation under this Section 14(b).

(c)               Indemnification Procedures.

(i)                 Notice of Proceedings. If any claim, action, suit or proceeding (each, a “Proceeding”) is made or commenced against any Indemnified Person in respect of which indemnity is or may be sought from any Person (in such capacity, the “Indemnifying Party”) pursuant to Section 14(a) or Section 14(b), then such Indemnified Person will promptly notify the such Indemnifying Party in writing of such Proceeding; provided, however, that the failure to so notify such Indemnifying Party will not relieve such Indemnifying Party from any liability that it may have to such Indemnified Person or otherwise, except to the extent that such Indemnifying Party is materially prejudiced by such failure, as determined by a court of competent jurisdiction in a non-appealable, final judgment.

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(ii)              Defense of Proceedings; Employment of Counsel. Subject to the next sentence, upon its receipt of the notice referred to in Section 14(c)(i) in respect of a Proceeding, the Indemnifying Party will assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Person and payment of all fees and expenses. Such Indemnified Person will also have the right to employ its own counsel in such Proceeding at such Indemnified Person’s expense; provided, however, that such Indemnifying Party will be responsible for, and pay as incurred, the reasonable and documented fees and expenses of such counsel if (1) such Indemnifying Party authorized, in writing, the employment of such counsel in connection with the defense of such Proceeding; (2) such Indemnifying Party fails, within thirty (30) days after its receipt of the notice referred to in Section 14(c)(i), to employ counsel to defend such Proceeding; or (3) such Indemnified Person reasonably concludes that there may be defenses available to such Indemnified Person that are different from, in addition to, or in conflict with, those available to such Indemnifying Party (in which case of this clause (3), such Indemnifying Party will not have the right to direct the defense of such Proceeding on behalf of such Indemnified Person). Notwithstanding anything to the contrary in this Section 14(c)(ii), in no event will any Indemnifying Party be liable for the fees or expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the Indemnified Person(s) who are parties to such Proceeding.

(iii)            Settlements of Proceedings. An Indemnifying Party will not be liable pursuant to Section 14(a) or Section 14(b), as applicable, or this Section 14(c) for any settlement of any Proceeding except as provided in the next sentence. If any Proceeding is settled, then the Indemnifying Party will indemnify and hold harmless each Indemnified Person that is subject to such settlement from and against any Losses incurred by such Indemnified Person by reason of such settlement, if:

(1)               such Indemnifying Party effected, or otherwise provided its written consent to, such settlement (which consent will not be unreasonably withheld or delayed); or

(2)               (A) such Indemnified Person has requested such Indemnifying Party to reimburse such Indemnified Person for any fees and expenses of counsel as contemplated by Section 14(c)(ii); (B) such settlement is entered into more than sixty (60) Business Days after such Indemnifying Party has received such request; (C) such Indemnifying Party has not fully reimbursed such Indemnified Person in accordance with such request before the date of such settlement; and (D) such Indemnified Person has given such Indemnifying Party at least thirty (30) days’ prior notice of its intention to settle.

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The Indemnifying Party will not effect any settlement of any Proceeding without the prior written consent of the applicable Indemnified Person(s), unless such settlement (1) includes an unconditional release of such Indemnified Person(s) from all liability on the claims that are the subject matter of such Proceeding; (2) does not include an admission of fault or culpability or a failure to act by or on behalf of such Indemnified Person(s); and (3) does not purport to bind the Indemnified Persons(s) to perform or refrain from performing any act (excluding any provision providing for the payment of money by the Indemnified Persons(s), which, for the avoidance of doubt, will be subject to the indemnity provided in the second sentence of this Section 14(c)(iii)).

(d)               Contribution Where Indemnification Not Available. If the indemnification provided for in this Section 14 is unavailable to any Indemnified Person, or is insufficient to hold any Indemnified Person harmless, in respect of any Losses referred to in the preceding provisions of this Section 14, then each applicable Indemnifying Party, severally and not jointly, will contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Holders, on the other hand, in connection with the statements or omissions, or the actions or non-actions, as applicable, that resulted in such Losses, as well as other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holders, on the other hand, will be determined by reference to, among other things, whether any applicable Material Disclosure Defect or alleged Material Disclosure Defect, or any relevant action or non-action, as applicable, relates to information supplied, or was taken or made, as applicable, by the Company or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Material Disclosure Defect or alleged Material Disclosure Defect, or such action or non-action, as applicable. The amount paid or payable by an Indemnified Person as a result of any Losses referred to in this Section 14(d) will include any legal or other fees or expenses reasonably incurred by such Indemnified Person in connection with investigating, preparing to defend or defending the related Proceeding.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 14(d) were determined by pro rata allocation (even if the Holders were treated as one Person for such purpose) or by any other allocation method that does not take account of the equitable considerations referred to in the preceding paragraph. Notwithstanding anything to the contrary in the preceding paragraph, no Holder will be required to contribute any amount in excess of the amount by which the proceeds received by such Holder (less any related discounts, commissions, transfer taxes, fees or other expenses) from the sale of Registrable Securities giving rise to the related contribution obligation under this Section 14(d) exceeds the amount of any damage that such Holder has otherwise been required to pay by reason of the relevant Material Disclosure Defect or alleged Material Disclosure Defect, or the relevant action or non-action, as applicable. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 14(d) are several and not joint.

(e)               Remedies Not Exclusive. The remedies provided for in this Section 14 are not exclusive and will not limit, and will be in addition to, any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

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Section 15.           Termination of Registration Rights. Notwithstanding anything to the contrary in this Agreement, Section 7 through Section 11 and Section 13 of this Agreement will terminate upon the first date on which no Registrable Securities remain outstanding.

Section 16.           Rule 144. With a view towards enabling the Holders to resell their Registrable Securities pursuant to Rule 144 under the Securities Act, the Company agree that, until its obligations pursuant to Section 7 have terminated pursuant to Section 15, (a) the Company will use commercially reasonable efforts to timely file (after giving effect to any available grace periods) such reports with the SEC as may be necessary to satisfy the requirements of Rule 144(c) for so long as such requirements would be applicable to the resale of Registrable Securities pursuant to Rule 144; and (b) take such further action as any Notice Holder may reasonably request to enable such Notice Holder sell its Registrable Securities pursuant to Rule 144.

Section 17.           Subsequent Holders. Each Person that acquires any Registrable Securities from any Holder will, to the extent such securities continue to constitute Registrable Securities in the hands of such Person, become a Holder until such time as such person thereafter ceases to satisfy the definition of such term; provided, however, that such Person will not be entitled to the benefits of this Agreement (and will be deemed not to be a Holder or a Notice Holder) unless such Person promptly, and in any event within five (5) Business Days after acquiring such securities, execute and deliver a Notice and Questionnaire to the Company agreeing to be bound by the terms of this Agreement.

Section 18.           Preemptive Rights.

(a)               From and after the Closing and unless an Investor Party has sold, transferred or otherwise disposed of any of the Acquired Shares, if the Company or any of its Subsidiaries makes any public or non-public offering of any capital stock of, other equity or voting interests in, or equity-linked securities of the Company or any securities that are convertible or exchangeable into (or exercisable for) capital stock of, other equity or voting interests in, or equity-linked securities of the Company (collectively “Preemptive Securities”), including, for the purposes of this Section 18(a), warrants, options or other such rights (any such security, a “New Security”) (other than (i) issuances by the Company of Preemptive Securities to directors, officers, employees, consultants or other agents of the Company, (ii) issuances by the Company of Preemptive Securities pursuant to an employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock ownership plan or similar benefit plan, program or agreement, (iii) issuances by the Company made as consideration for any acquisition (by sale, merger in which the Company is the surviving corporation, or otherwise) by the Company or any of its Subsidiaries of equity in, or assets of, another Person, business unit, division or business, (iv) issuances of any securities issued as a result of a stock split, stock dividend, reclassification or reorganization or similar event, (v) issuances by the Company of Preemptive Securities in connection with a bona fide strategic partnership or commercial arrangement with a Person that is not an Affiliate of the Company or any of its Subsidiaries (other than (x) any such strategic partnership or commercial arrangement with a private equity firm, venture capital firm, asset management firm or similar financial institution or (y) an issuance the primary purpose of which is the provision of financing), (vi) shares of a Subsidiary of the Company issued to the Company (or a wholly owned Subsidiary of the Company), (vii) shares of Exchangeable Preferred to be issued to the ECP Investors (including shares of Exchangeable Preferred to be issued in connection with the closing of the ECP Investment or as the accumulation of payment in kind dividends), and (viii) Preemptive Securities to be issued upon exchange of any shares of Exchangeable Preferred, an Investor Party that then owns the Acquired Shares (in the case of an issuance of New Securities by the Company) shall be afforded the opportunity to acquire from the Company, as applicable, the Preemptive Rights Portion of such New Securities for the same price per share as that offered to the other purchasers of such New Securities; provided, that an Investor Party shall not be entitled to acquire any New Securities pursuant to this Section 18(a) to the extent the issuance of such New Securities to such Investor Party would require approval of the stockholders of the Company as a result of the status, if applicable, of such Investor Party as an Affiliate of the Company or pursuant to the rules and listing standards of Nasdaq, and in the event such Investor Party is not eligible to acquire such New Securities because of the limitations set forth in this proviso (or such Investor Party does not acquire all of the New Securities to which it is entitled pursuant to the terms of Section 18(a) because of such limitations), the Company may consummate the proposed issuance of New Securities (or, as applicable, that portion of New Securities that such Investor Party not subject to such limitations does not otherwise acquire) to other Persons prior to obtaining approval of the stockholders the Company (subject to compliance by the Company with Section 18; provided further, that, in the event that prior to the closing of the transactions contemplated by the Merger Agreement, the Company or any of its Subsidiaries has entered into an agreement to issue any equity securities, the Preemptive Right shall not apply with respect to such issuance.

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(b)               Subject to the foregoing proviso in Section 18(a), the amount of New Securities that an Investor Party shall be entitled to purchase shall be determined by multiplying (1) the total number of such offered shares of New Securities by (2) in the case of an issuance of New Securities by the Company, a fraction, the numerator of which is the total of the number of Acquired Shares then owned by such Investor Party and the denominator of which is the aggregate number of Issued and Outstanding Common Stock as of such date (such amount, the “Preemptive Rights Portion”); provided, that such Investor Party shall, in its sole discretion, allocate among any of its Affiliates any portion of the aggregate Preemptive Rights Portion of New Securities of the Company to which such Investor Party and its Affiliates are collectively entitled pursuant to this Section 18(b).

(c)               If the Company proposes to offer New Securities, it shall give the Investor Parties written notice of its intention, describing the anticipated price (or range of anticipated prices), anticipated amount of New Securities and other material terms and timing upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering) at least seven (7) Business Days prior to such issuance (or, in the case of a registered public offering, at least seven (7) Business Days prior to the commencement of such registered public offering) (provided, that, to the extent the terms of such offering cannot reasonably be provided seven (7) Business Days prior to such issuance, notice of such terms may be given as promptly as reasonably practicable but in any event prior to such issuance). The Company may provide such notice to the Investor Parties on a confidential basis prior to public disclosure of such offering. Other than in the case of a registered public offering, the Investor Parties may notify the Company in writing at any time on or prior to the second (2nd) Business Day immediately preceding the date of such issuance (or, if notice of all such terms has not been given prior to the second (2nd) Business Day immediately preceding the date of such issuance, at any time prior to such issuance) whether the Investor Parties will exercise such preemptive rights and as to the amount of New Securities the Investor Parties desires to purchase, up to the maximum amount calculated pursuant to Section 18(b). In the case of a registered public offering, the Investor Parties may notify the Company in writing at any time prior to the second (2nd) Business Day immediately preceding the date of commencement of such registered public offering (or, if notice of all such terms has not been given prior to the second (2nd) Business Day immediately preceding the date of commencement of such registered public offering, at any time prior to the date of commencement of such registered public offering) whether the Investor Parties will exercise such preemptive rights and as to the amount of New Securities the Investor Parties desires to purchase, up to the maximum amount calculated pursuant to Section 18(b). Such notice to the Company shall constitute a binding commitment by the Investor Parties to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. Subject to receipt of the requisite notice of such issuance by the Company, the failure of the Investor Parties to respond prior to the time a response is required pursuant to this Section 18(c) shall be deemed to be a waiver of the Investor Parties’s purchase rights under this Section 18 only with respect to the offering described in the applicable notice.

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(d)               Each Investor Party shall purchase the New Securities that it has elected to purchase under this Section 18 concurrently with the related issuance of such New Securities by the Company (subject to the receipt of any required approvals from any Governmental Authority to consummate such purchase by such Investor Party); provided, that if such related issuance is prior to the twentieth (20th) Business Day following the date on which such Investor Party has notified the Company that it has elected to purchase New Securities pursuant to this Section 18, then such Investor Party shall purchase such New Securities within twenty (20) Business Days following the date of the related issuance. If the proposed issuance by the Company of securities which gave rise to the exercise by such Investor Party of its preemptive rights pursuant to this Section 18 shall be terminated or abandoned by the Company without the issuance of any New Securities, then the purchase rights of such Investor Party pursuant to this Section 18 shall also terminate as to such proposed issuance by the Company (but not any subsequent or future issuance), and any funds in respect thereof paid to the Company by such Investor Party in respect thereof shall be promptly refunded in full.

(e)               In the case of the offering of securities for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board; provided, however, that such fair value as determined by the Board shall not exceed the aggregate market price of the securities being offered as of the date the Board authorizes the offering of such securities.

(f)                In the event that any Investor Party is not entitled to acquire any New Securities pursuant to this Section 18 because such issuance would require the Company to obtain stockholder approval in respect of the issuance of such New Securities to such Investor Party as a result of such Investor Party’s status, if applicable, as an Affiliate of the Company or pursuant to the rules and listing standards of Nasdaq, the Company shall, upon such Investor Party’s reasonable request delivered to the Company in writing within seven (7) Business Days following its receipt of the written notice of such issuance to such Investor Party pursuant to this Section 18(f), at such Investor Party’s election, (i) waive the restrictions set forth in Section 18(c) solely to the extent necessary to permit such Investor Party to acquire such number of New Securities equivalent to its Preemptive Rights Portion of such issuance such Investor Party would have been entitled to purchase had it been entitled to acquire such New Securities pursuant to Section 18; (ii) consider and discuss in good faith modifications proposed by such Investor Party to the terms and conditions of such portion of the New Securities which would otherwise be issued to such Investor Party such that the Company would not be required to obtain stockholder approval in respect of the issuance of such New Securities as so modified; and/or (iii) solely to the extent that stockholder approval is required in connection with the issuance of New Securities to Persons other than the Investor Parties; and/or (iii) use reasonable best efforts to seek stockholder approval in respect of the issuance of any New Securities to the Investor Parties.

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(g)               The election by any Investor Parties to not exercise its subscription rights under this Section 18 in any one instance shall not affect its rights as to any subsequent proposed issuance.

(h)               The Company and the Investor Parties shall cooperate in good faith to facilitate the exercise of the Investor’s rights pursuant to this Section 18 including using reasonable best efforts to secure any required approvals or consents.

Section 19.           Standstill. Each Investor Party agrees with the Company that, until the Fall-Away of Investor Rights, without the prior written approval of the Board, each Investor Party shall not, directly or indirectly (provided, that, nothing in this Section 19 shall apply to any acquisition by any Investor Party of any equity securities of any mutual, hedge or other fund that holds Common Stock), and shall cause its Affiliates who have actually received Confidential Information (provided that, for the avoidance of doubt, no Affiliate shall be deemed to have received Confidential Information from the Investor solely based on the fact that such Affiliate shares a common manager with such Investor Party and, provided, that no Confidential Information is used by or on behalf of such Affiliate) not to:

(a)               acquire, offer to acquire or agree to acquire, by purchase or otherwise, directly or indirectly, beneficial ownership of any Common Stock or other securities of the Company or any of its Subsidiaries, including through any Hedge (in each case, except as may be permitted by the proviso to this Section 19) with respect to securities of the Company or any of its Subsidiaries (solely to the extent that, after giving effect to any such acquisition, the Investor would beneficially own more than the percentage of the outstanding Common Stock owned by the Investor as of the Closing);

(b)               propose or seek, whether alone or in concert with others, any “solicitation” (as such term is defined under the Exchange Act) of proxies or consents to vote any securities (including in derivative form) of the Company or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in any such solicitation of proxies or consents (including, without limitation, by initiating, encouraging or participating in any requests or consents that seek to call a special meeting, action by written consent, or “withhold” or similar campaign), or seek to control or influence the management or board of directors of the Company with respect to the policies or affairs of the Company, including by encouraging or advising any Person to take any such actions but excluding any private communications between the Investor Director or Investor Observer and the Board in their capacities as such;

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(c)               propose (i) any merger, consolidation, business combination, tender or exchange offer, share exchange, purchase of the Company’s assets or businesses or similar transactions involving the Company or any of its Subsidiaries or (ii) any recapitalization, restructuring, liquidation or other extraordinary transaction with respect to the Company or any of its Subsidiaries (collectively, a transaction specified in clauses (i) and (ii) hereof involving a majority of the Company’s outstanding capital stock or consolidated assets, is referred to as a “Business Combination”); provided, that the foregoing shall not restrict the Investor from voting on, tendering shares, receiving payment for shares or otherwise participating in any such transaction on the same basis as other shareholders of the Company;

(d)               form, join or act in concert with any partnership, limited partnership, syndicate or other group, including a “group” as defined pursuant to Section 13(d) of the Exchange Act, with respect to any securities of the Company (other than with any Affiliates of such Investor Party);

(e)               make or be the proponent of any shareholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise) with respect to the Company;

(f)                make any request for stock list materials or other books and records of the Company under Virginia law or otherwise;

(g)               make any public announcement or communication regarding the possibility of any of the events described in clauses (a) through (f) above, or take any action that could reasonably be expected to require the Company to make a public announcement in respect thereof; provided, however, that nothing in this Section 19 shall be violated by (i) any general statement about market, industry or economic circumstances, conditions or trends, (ii) any statement required to be made by applicable Law, (iii) any statement protected by the whistleblower protection provisions of any applicable Law, (iv) any statement that is made in response to legal process or in the context of any action or proceeding by or before any Governmental Authority or arbitrator (including any such action or proceeding to enforce the terms of the this Agreement or other such action or proceeding in connection with the transactions contemplated hereby), (v) any statement that is reasonably necessary in connection with the enforcement of rights under this Agreement, or any other written agreement involving the parties hereto, or (vi) any statement that is made by the Investor Designee or Investor Director in his or her capacity as such made in good faith;

(h)               advise, assist, knowingly encourage or direct any Person to do, or to advise, assist, knowingly encourage or direct any other Person to do, any of the foregoing; or

(i)                 request the Company or any of its Representatives, directly or indirectly, to amend or waive any provision of this Section 19 if such amendment or waiver would reasonably be expected to require the Company (or any of its Representatives) to make a public announcement regarding any of the types of matters set forth in this Section 19; provided, however, that this clause shall not prohibit such Investor Party from making a confidential request to the Company seeking an amendment or waiver of the provisions of this Section 19, which the Company may accept or reject in its sole discretion, so long as any such request is made in a manner that does not require public disclosure thereof by any Person;

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provided, however, that nothing in this Section 19 will (x) limit such Investor Party’s ability to (1) vote, Transfer or Hedge (subject to this Agreement, including Section 4 and Section 5) shares of Common Stock, (2) privately make and submit to the Board any proposal that is intended by such Investor Party to be made and submitted on a non publicly disclosed or announced basis (and would not reasonably be expect to require public disclosure by any Person), including with respect to any transaction involving a Business Combination, (3) participate in rights offerings made by the Company to all holders of Common Stock or acquire Preemptive Securities and take such other actions permitted by Section 18, (4) receive any dividends or similar distributions with respect to any securities of the Company held by such Investor Party, (5) tender shares of Common Stock into any tender or exchange offer (subject to Section 5), (6) otherwise exercise rights under its Common Stock that are not the subject of this this Section 19, (7) make a bona fide proposal to the Company or the Board for a transaction involving a Business Combination following the public announcement by the Company that it has entered into a definitive agreement with a third party for a transaction involving a Business Combination or (8) communicate solely and exclusively with the Board with respect to making an offer to purchase the Company, all or substantially all assets or equity of the Company, or any business or division of the Company, or (y) limit the ability of (1) such Investor Party to designate and have an Investor Observer or Investor Director serve on the Board pursuant to Section 3 or (2) such Investor Party Director to vote or otherwise exercise his or her legal duties or otherwise act in his or her capacity as a member of the Board. Notwithstanding anything to the contrary in this Agreement, if at any time after the date of this Agreement, (i) the Company or any of its Subsidiaries enters into a definitive agreement with a third party for a transaction involving a Business Combination, (ii) any person unaffiliated with any Investor Party commences a tender offer or exchange offer that would result in a change of control of the Company or any of its Subsidiaries or (iii) the Company or any of its Subsidiaries becomes subject to any voluntary or involuntary reorganization or restructuring process, proposal or petition under applicable laws relating to bankruptcy, insolvency or the protection of creditors generally, then (A) in the case of clauses (i) and (ii), the terms of this this Section 19 shall be suspended and of no force or effect while such definitive agreement, tender offer or exchange offer remains pending and (B) in the case of clause (iii), the terms of this this Section 19 shall immediately terminate and be of no further force or effect in any respect.

Section 20.           Tax Matters.

(a)               Promptly following the date of this Agreement or, in the case of a Permitted Transferee, the date such Permitted Transferee first acquires any Acquired Shares, the Transferring Investor Party shall deliver to the Company or its paying agent a duly executed, accurate and properly completed Internal Revenue Service (“IRS”) Form W-9 or an appropriate IRS Form W-8, as applicable.

(b)               Subject to the provisions of this Section 19, the Company, as applicable, will be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Agreement to the Transferring Investor Party (or any other recipient, including any Permitted Transferee) all amounts required under the Code or any applicable provision of any state, local or foreign Tax Law to be deducted and withheld, and to collect any necessary Tax forms, including IRS Forms W-8 or W-9, as and when applicable, or any similar information, from such Investor Party (or any other recipient, including any Permitted Transferee). To the extent that any such amount is so deducted and withheld by the Company such amount shall be treated for all purposes of this Agreement as having been paid to the Person who otherwise would have been entitled to receive such amount.

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(c)               The Company shall pay any and all documentary, stamp and similar issue or transfer Tax, which foregoing taxes do not include any withholding, income, or similar taxes, due on the issue of the Acquired Shares.

(d)               Upon the Transferring Investor’s reasonable request in connection with a potential sale of the Acquired Shares, and to the extent permitted by applicable Law as determined by the Company in good faith, the Company shall (i) provide a duly executed and correctly completed statement, in accordance with Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3) (or any successor Treasury Regulations thereto), that the Acquired Shares are not a U.S. real property interest for the relevant period described in Section 897(c)(1)(A)(ii) of the Code, or (ii) advise the Transferring Investor Party that the Acquired Shares are or were a U.S. real property interest during the relevant period described in Section 897(c)(1)(A)(ii) of the Code. At the request of the Transferring Investor Party in connection with the delivery of such statements, the Company shall provide any information reasonably necessary to enable such Investor Party to determine whether the Company is, or has been during the relevant time period described in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code. The Company and any its Subsidiaries, as relevant, (i) shall not be bound by any such determination by such Investor Party and (ii) shall be entitled to make in good faith and in its sole discretion its own determination and to take any action required by Law pursuant to such determination.

Section 21.           Public Disclosure; Confidentiality; Information Rights.

(a)               Public Disclosure. During the period from the date of this Agreement until one (1) year after the Fall-Away of Investor Rights, the Investor Parties and the Company shall, and shall cause their respective Affiliates to, consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not, and shall cause their respective Affiliates not to, issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system. Notwithstanding the foregoing, this Section 21(a) shall not apply to any press release or other public statement made by the Company or the Investor Parties (i) which does not contain any information relating to the transactions contemplated by this Agreement that has not been previously announced or made public in accordance with the terms of this Agreement (including, for the avoidance of doubt, the fact that the Company is an investment of the Investor Parties and that the Investor Parties may include the Company’s name and its logo as part of its ordinary course disclosures of its investments and in a manner that is not adverse to the Company), (ii) is made in the ordinary course of business and does not relate specifically to the signing of this Agreement or the transactions contemplated by this Agreement or (iii) involving any information disclosed to Investor pursuant to Section 21(c)(iii) regarding (x) the number of unionized employees, (y) an estimate of hours of work performed by unionized employees and (z) hours performed by unionized contractors in connection with construction. Notwithstanding anything to the contrary in this Agreement, in no event shall either this Section 21(a) or Section 21(b) limit disclosure by Investor Parties and their respective Affiliates of ordinary course communications regarding this Agreement and the transactions contemplated by this Agreement to its existing or prospective general and limited partners, direct or indirect equityholders or limited partners, members, managers and investors of any Affiliates of such Person who are subject to a confidentiality obligation with respect thereto, or disclosing public information about the transactions contemplated by this Agreement on its website in the ordinary course of business or as part of any sales and Transfers to any co-investors consummated in accordance with this Agreement.

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(b)               Confidentiality. During the period from the date of this Agreement until one (1) year after the Fall-Away of Investor Rights, Investor Parties will, and will cause its Affiliates and Representatives who actually receive Confidential Information to, keep confidential any information (including oral, written and electronic information) concerning the Company, its Subsidiaries or its Affiliates that may be furnished to Investor Parties, its Affiliates or its or their respective Representatives by or on behalf of the Company or any of its Representatives, including any such information provided pursuant to Section 21(c) (“Confidential Information”) and to use the Confidential Information solely for the purposes of monitoring, administering or managing Investor Parties’ investment in the Company; provided, that Confidential Information will not include information that (i) was or becomes available to the public other than as a result of a breach of any confidentiality obligation in this Agreement by Investor Parties or its Affiliates or their respective Representatives, (ii) was or becomes available to Investor Parties or its Affiliates or their respective Representatives from a source other than the Company or its Representatives; provided, that such source is reasonably believed by Investor Parties or such Affiliates not to be subject to an obligation of confidentiality (whether by agreement or otherwise), (iii) at the time of disclosure is already in the possession of Investor Parties or its Affiliates or their respective Representatives from a source other than the Company or any of its Subsidiaries or any of their respective Representatives; provided, that such source is reasonably believed by Investor Parties or such Affiliates not to be subject to an obligation of confidentiality (whether by agreement or otherwise), (iv) was independently developed by Investor Parties or its Affiliates or their respective Representatives without reference to, incorporation of, or other use of any Confidential Information or (v) from and after the Closing, Investor Parties’ participation in the transactions contemplated by this Agreement; provided, that Investor Parties may disclose Confidential Information (1) to its attorneys, accountants, consultants and financial and other professional advisors to the extent necessary to obtain their services in connection with its investment in the Company, (2) to any Permitted Transferee or prospective purchaser of any Acquired Shares from Investor Parties, in each case, as long as such Permitted Transferee or prospective purchaser, as applicable, agrees to be bound by similar confidentiality or non-disclosure terms as are contained in this Agreement (with the Company as an express third party beneficiary of such agreement), (3) to any Affiliate, partner, member, direct or indirect equity holders or limited partners, prospective partners or co-investors, or related investment fund of Investor Parties and their Affiliates and their respective directors, officers, employees, consultants, financing sources and representatives, in each case in the ordinary course of business (provided, that the recipients of such confidential information are directed to abide by the confidentiality and non-disclosure obligations contained herein), (4) as may be reasonably determined by Investor Parties to be necessary in connection with Investor Parties’s enforcement of its rights in connection with this Agreement or its investment in the Company, or (5) as may otherwise be required by law or legal, judicial or regulatory process; and provided, further, that (x) any breach of the confidentiality and use terms herein by any Person to whom Investor Parties and its Permitted Transferees may disclose Confidential Information pursuant to clauses (1) and (3) of the preceding proviso shall be attributable to Investor Parties for purposes of determining Investor Parties’s compliance with this Section 21(b), except those who have entered into a separate confidentiality or non-disclosure agreement or obligation with the Company and (y) Investor Parties takes commercially reasonable steps to minimize the extent of any required disclosure described in clause (5) of the preceding proviso.

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(c)               Information Rights. From and after the Closing and until the Fall-Away of Investor Rights, in order to facilitate Investor Parties’s compliance with legal and regulatory requirements applicable to the beneficial ownership by Investor Parties and its Affiliates of equity securities of the Company, the Company shall provide to Investor Parties:

(i)                 within ninety (90) days after the end of each fiscal year of the Company, (A) an audited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, (B) an audited, consolidated income statement of the Company and its Subsidiaries for such fiscal year and (C) an audited, consolidated statement of cash flows of the Company and its Subsidiaries for such fiscal year; provided that this requirement shall be deemed to have been satisfied if on or prior to such date the Company files its annual report on Form 10-K for the applicable fiscal year with the SEC;

(ii)              within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, (A) an unaudited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, (B) an unaudited, consolidated income statement of the Company and its Subsidiaries for such fiscal quarter and (C) an unaudited, consolidated statement of cash flows of the Company and its Subsidiaries for such fiscal quarter; provided that this requirement shall be deemed to have been satisfied if on or prior to such date the Company files its quarterly report on Form 10-Q for the applicable fiscal year with the SEC;

(iii)            within seventy five (75) days after the end of each calendar year, the information set forth on Exhibit B; and

(iv)             at the request of Investor Parties, such other reports and information as may be reasonably requested by Investor Parties;

provided, that the Company shall not be obligated to provide such access or materials if the Company determines, in its reasonable judgment, that doing so would reasonably be expected to (1) violate applicable Law, an applicable order or a contract or obligation of confidentiality owing to a third party or (2) jeopardize the protection of an attorney-client privilege, attorney work product protection or other legal privilege (provided, however, that the Company shall use reasonable efforts to provide alternative, redacted or substitute documents or information in a manner that would not result in the loss of the ability to assert attorney-client privilege, attorney work product protection or other legal privileges); provided, further, that the Company shall use its commercially reasonable efforts to disclose such information in a manner that would not violate the foregoing.

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Section 22.           Section 16 Matters. If the Company becomes a party to a consolidation, merger or other similar transaction, or if the Company proposes to take or omit to take any other action under Section 18 (including granting to the Investor Parties or its Affiliates the right to participate in any issuance of securities) or otherwise or if there is any event or circumstance that may result in any Investor Party, its Affiliates and/or the Investor Director being deemed to have made a disposition or acquisition of equity securities of the Company or derivatives thereof for purposes of Section 16 of the Exchange Act (including the purchase by such Investor Party or any of its Affiliates of any securities under Section 18), and if the Investor Director is serving on the Board at such time or has served on the Board during the preceding six (6) months (a) the Board or a committee thereof composed solely of two or more “non-employee directors” as defined in Rule 16b-3 of the Exchange Act will pre-approve such acquisition or disposition of equity securities or derivatives thereof for the express purpose of exempting such Investor Party and its Affiliates’ and the Investor Director’s interests (for the Investor Parties and/or their respective Affiliates, to the extent such persons may be deemed to be “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder and (b) if the transaction involves (i) a merger or consolidation to which the Company is a party and the Common Stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (i) a potential acquisition or deemed acquisition, or disposition or deemed disposition, by such Investor Party, its Affiliates, and/or the Investor Director of equity securities of such other issuer or derivatives thereof and (iii) an Affiliate or other designee of such Investor Party or any of its Affiliates will serve on the board of directors (or its equivalent) of such other issuer pursuant to the terms of an agreement to which the Company is a party (or if such Investor Party notifies the Company of such service a reasonable time in advance of the closing of such transactions), then if the Company requires that the other issuer pre-approve any acquisition of equity securities or derivatives thereof for the express purpose of exempting the interests of any director or officer of the Company or any of its Subsidiaries in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder, the Company shall require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of such Investor Party, its Affiliates and the Investor Director (for Investor Parties and/or its respective Affiliates, to the extent such persons may be deemed to be “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

Section 23.           Corporate Opportunities. In recognition and anticipation that (a) certain directors, principals, officers, employees and/or other representatives of the Investor Parties and their Affiliates may serve as directors or board observers of the Company and (b) the Investor Parties and their Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage or proposes to engage, the provisions of this Section 23 are set forth to regulate and define the conduct of certain affairs of the Company with respect to certain classes or categories of business opportunities as they may involve the Investor Parties, the Investor Director, the Investor Observer or their respective Affiliates, as applicable, and the powers, rights, duties and liabilities of the Company and its directors, officers and stockholders in connection therewith. None of (i) the Investor Parties or any of their Affiliates, or (ii) any Investor Director or Investor Observer or his or her Affiliates (the Persons identified in clauses (i) and (ii) being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from, directly or indirectly, (A) engaging in the same or similar business activities or lines of business in which the Company or any of its Affiliates now engages or proposes to engage or (B) otherwise competing with the Company or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Company hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Person and the Company or any of its Affiliates. Subject to the following sentence, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, herself or himself and the Company or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Company or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any fiduciary duty as a stockholder, director or officer of the Company solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person or does not communicate information regarding such corporate opportunity to the Company. Notwithstanding the foregoing, the Company does not renounce its interest in any corporate opportunity offered to any Identified Person (including any Identified Person who serves as an officer of the Company) if such opportunity is offered to such person solely in his or her capacity as a director or officer of the Company, and this Section 23 shall not apply to any such corporate opportunity. In addition to and notwithstanding the foregoing provisions of this Agreement, to the fullest extent permitted by law, a potential corporate opportunity shall not be deemed to be a corporate opportunity for the Company if it is a business opportunity that (x) the Company is neither financially or legally able, nor contractually permitted to undertake, (y) from its nature, is not in the line of the Company’s business or is of no practical advantage to the Company, or (z) is one in which the Company has no interest or reasonable expectancy.

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Section 24.           Miscellaneous.

(a)               Notices. The Company will send all notices or communications to any Holder pursuant to this Agreement either (a) in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to such Holder’s address as set forth in the latest Notice and Questionnaire of such Notice Holder delivered to the Company (or, if such Holder has not delivered any Notice and Questionnaire, as set forth in the Company’s registrar); or (b) by email to the email address specified in such Notice and Questionnaire (which email will be deemed to constitute notice in writing for purposes of this Agreement).

Any notice or communication by any Holder to the Company will be deemed to have been duly given if in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to offices of the Company at the following address (or at such other address as may be hereafter specified by notice to the Holders by the Company):

Shenandoah Telecommunications Company

500 Shentel Way

Edinburg, Virginia 22824

Attention: General Counsel

Email: *****

with a copy (which will not constitute notice) to:

Name:	Hunton Andrews Kurth LLP
Address:	951 East Byrd Street Richmond, VA 23219
Email:	shaas@huntonak.com
Attention:	Steven M. Haas

Address:	600 Travis Street Suite 4200 Houston, TX 77002
Email:	j.a.glaccum@huntonak.com
Attention:	J.A. Glaccum

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(b)               Amendments and Waivers. This Agreement, or any provision of this Agreement, may be amended, modified, waived or superseded only by a written instrument that is executed by the Company and by one or more Holders of the majority of the Acquired Shares, and any such amendment, modification, waiver or supersession so executed will be binding upon the Company and all Holders; provided, however, that:

(i)                 a waiver with respect to any particular Holder’s rights under this Agreement will be effective as to such Holder if reflected in a written instrument executed by such Holder, provided such waiver does not adversely affect the rights of any other Holder;

(ii)              a waiver of any rights of the Holders in respect of any Piggyback Underwritten Offering will be effective if reflected in a written instrument executed by Notice Holders holding a majority of the total number of Registrable Securities of Notice Holders proposed to be sold in such Piggyback Underwritten Offering;

(iii)            Piggyback Rights with respect to any particular registration statement under the Securities Act may be waived, on behalf of all Holders, by a written instrument executed by one or more Holders who beneficially own a majority of the Acquired Shares; and

(iv)             a waiver of any rights of the Holders in respect of any Demand Underwritten Offering will be effective if reflected in a written instrument executed by Notice Holders holding a majority of the total number of Registrable Securities of Notice Holders proposed to be sold in such Demand Underwritten Offering.

For purposes of determining whether any such amendment, modification, waiver or supersession is executed by Holders of the requisite number of securities, the Company may, absent manifest error, conclusively rely on information contained in its registrar or in any Notice and Questionnaire.

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No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, and no waiver, or single or partial exercise of, any such right, power or privilege will preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.

(c)               Third Party Beneficiaries. Subject to Section 17, this Agreement will be binding on, inure to the benefit of and be enforceable by, each Holder and its successors and assigns.

(d)               Governing Law; Waiver of Jury Trial. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. EACH OF THE COMPANY AND EACH HOLDER (BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, A JOINDER TO THIS AGREEMENT OR A NOTICE AND QUESTIONNAIRE) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(e)               Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated by this Agreement shall be heard and determined in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) (collectively, the “Specified Courts”), and each of the Company and each Holder irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to the address of the relevant party set forth in Section 21(a) will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company and each Holder (by its execution and delivery of this Agreement, a joinder to this Agreement or a Notice and Questionnaire) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

(f)                No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret any other agreement of the Company or its Subsidiaries or of any other Person, and no such agreement may be used to interpret this Agreement.

(g)               Successors. All agreements of the Company in this Agreement will bind its successors.

(h)               Severability. If any provision of this Agreement is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

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(i)                 Counterparts. The parties may sign any number of copies of this Agreement. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Agreement by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

(j)                 Table of Contents, Headings, Etc. The table of contents and the headings of the Sections and Subsections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions of this Agreement.

(k)               Entire Agreement. This Agreement, including Exhibit A, constitutes the entire agreement of the parties with respect to the specific subject matter of this Agreement and supersedes in their entirety all other agreements or understandings (whether written or oral) between or among the parties with respect to such specific subject matter.

(l)                 Specific Performance. The Company (a) agrees that any failure by it to comply with its obligations under this Agreement may result in material irreparable injury to the Holders for which there is no adequate remedy at law, and, that upon any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under this Agreement; and (b) hereby waives the defense in any action for specific performance that a remedy at law would be adequate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above.

Shenandoah Telecommunications Company

By:	/s/ Christopher E. French
	Name:	Christopher E. French
	Title:	President and Chief Executive Officer

[Signature Page to Investor Rights Agreement]

LIF Vista, LLC

By: Labor Impact Fund, L.P., its Sole Member

By: GCM Investments GP, LLC, its General Partner

By:	/s/ Todd Henigan
	Name:	Todd Henigan
	Title:	Authorized Signatory

[Signature Page to Investor Rights Agreement]